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As filed with the United States Securities and Exchange Commission on April 10, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TARGET HOSPITALITY CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	98-1378631 (I.R.S. Employer Identification No.)

2170 Buckthorne Place, Suite 440
The Woodlands, TX 77380-1775
(800) 832-4242
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant's Principal Executive Offices)

Heidi D. Lewis
Executive Vice President, General Counsel and Secretary
Target Hospitality Corp.
2170 Buckthorne Place, Suite 440
The Woodlands, TX 77380-1775
(800) 832-4242
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
William F. Schwitter
Jeffrey J. Pellegrino
Allen & Overy LLP
1221 Avenue of the Americas
New York, NY, 10020
(212) 610-6300

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☒

           If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

           The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee

Common Stock, par value $0.0001 per share	82,911,327	$9.70	$804,239,871.90	$97,473.87

(1)
Consists of 82,911,327 shares of the Registrant's Common Stock, par value $0.0001 per share (the "Common Stock"), registered for resale by the Selling Stockholders (as defined herein) named in this registration statement.

(2)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the Registrant is also registering an indeterminate number of additional shares of Common Stock issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(3)
Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price is $9.70, which is the average of the high and low prices of the Common Stock on April 4, 2019 on the Nasdaq Capital Market.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 10, 2019

PRELIMINARY PROSPECTUS

TARGET HOSPITALITY CORP.

82,911,327 Shares of Common Stock

        The selling stockholders named in this prospectus (the "Selling Stockholders") may offer and sell from time to time up to 82,911,327 shares of our common stock, par value $0.0001 per share ("Common Stock"), covered by this prospectus. Of these shares, 74,786,327 are subject to restrictions on transfer until September 11, 2019 and 8,125,000 are subject to restrictions on transfer until March 15, 2020 or earlier upon the occurrence of certain events, as described herein in the section entitled "Selling Stockholders—Material Relationships with the Selling Stockholders—Transactions Related to the Business Combination." We will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders pursuant to this prospectus.

        Our registration of the shares of Common Stock covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of the shares of Common Stock. The Selling Stockholders may sell the shares of Common Stock covered by this prospectus in a number of different ways and at varying prices. The Selling Stockholders will bear all fees, discounts, concessions or commissions of broker-dealers or agents in connection with the offering of the shares by the Selling Stockholders. We provide more information about how the Selling Stockholders may sell the shares of Common Stock in the section entitled "Plan of Distribution."

        Our Common Stock is traded on the Nasdaq Capital Market ("Nasdaq") under the symbol "TH." On April 9, 2019, the last reported sales price of the Common Stock was $9.99 per share.

        We are an "emerging growth company" as defined in Section 2(a) of the Securities Act of 1933, as amended (the "Securities Act"), and are subject to reduced public company reporting requirements.

        Investing in our securities involves a high degree of risk. You should carefully consider the information discussed under the section entitled "Risk Factors" on page 6 of this prospectus before investing in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2019.

        You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front cover of this prospectus (or the date of the document incorporated by reference into this prospectus).

ABOUT THIS PROSPECTUS

        Unless the context indicates otherwise, references in this prospectus to "Target Hospitality," "Target Hospitality Corp.," the "Company," "we," "us," "our" and similar terms refer to Target Hospitality Corp. on or after March 15, 2019. References to "we," "us," "our" and "Platinum Eagle" refer to Platinum Eagle Acquisition Corp., our legal predecessor, prior to the consummation of the business combination with Target Logistics Management, LLC ("Target") and RL Signor Holdings, LLC ("Signor") on March 15, 2019 (the "Business Combination").

        For additional information on the pro forma financial information presented in this prospectus, see the section entitled "Unaudited Pro Forma Condensed Consolidated Financial Information" attached as Exhibit 99.5 to our Current Report on Form 8-K, filed with the SEC on March 21, 2019 (the "Closing 8-K").

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC"), using a "shelf" registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, sell the shares of Common Stock described in this prospectus in one or more offerings. A prospectus supplement and/or other offering material may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and any other offering material together with additional information described under the heading "Where You Can Find More Information."

        You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or other offering material. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not making offers to sell or solicitations to buy shares of our common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus, any prospectus supplement or any other offering material, or the information we previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

 CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

        This prospectus and the information incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward-looking statements, including statements about the ModSpace Acquisition and the related financing transactions, relate to expectations for future financial performance, business strategies or expectations for our business. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "will," "would" and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Specifically, forward-looking statements may include statements relating to:

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  operational, economic, political and regulatory risks;

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  our ability to effectively compete in the specialty rental accommodations and hospitality services industry;

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  effective management of our communities;

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  natural disasters and other business disruptions;

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  the effect of changes in state building codes on marketing our buildings;

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  changes in demand within a number of key industry end-markets and geographic regions;

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  our reliance on third party manufacturers and suppliers;

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  failure to retain key personnel;

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  increases in raw material and labor costs;

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  the effect of impairment charges on our operating results;

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  our inability to recognize deferred tax assets and tax loss carry forwards;

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  our future operating results fluctuating, failing to match performance or to meet expectations;

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  our exposure to various possible claims and the potential inadequacy of our insurance;

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  unanticipated changes in our tax obligations;

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  our obligations under various laws and regulations;

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  the effect of litigation, judgments, orders or regulatory proceedings on our business;

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  our ability to successfully acquire and integrate new operations;

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  global or local economic movements;

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  our ability to effectively manage our credit risk and collect on our accounts receivable;

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  Target Hospitality's ability to fulfill its public company obligations;

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  any failure of our management information systems;

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  our ability to meet our debt service requirements and obligations;

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  risks related to our wholly-owned subsidary Arrow Bidco, LLC's ("Arrow Bidco") obligations under its $340,000,000 aggregate principal amount of 9.50% senior secured notes due 2024 (the "Notes") and its $125 million senior secured asset based revolving credit facility (the "New ABL Facility"); and

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  other risks and uncertainties described in the Closing 8-K, which is incorporated herein by reference

        Our forward-looking statements speak only as of the date and time that they are made and do not necessarily reflect our outlook at any other point in time, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

INFORMATION ABOUT TARGET HOSPITALITY CORP.

        This summary highlights selected information contained in this prospectus and does not contain all of the information that is important to you. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, any applicable prospectus supplement and the documents referred to in "Where You Can Find More Information" and "Documents Incorporated by Reference."

The Company

        We are the largest vertically integrated specialty rental and hospitality services company in the United States. We own an extensive network of geographically relocatable specialty rental accommodation units with approximately 12,000 beds across 20 sites. The majority of our revenues are generated under multi-year "take-or-pay" contracts which provide visibility to future earnings and cash flows. We believe our customers enter into contracts with us because of our differentiated scale and ability to deliver premier accommodations and in-house culinary and hospitality services across many key geographies in which they operate. Our specialty rental services, which include accommodations and ancillary services such as housekeeping and security, comprised 64% of our pro forma revenue for the year ended December 31, 2018. Our catering and other offerings provided the remaining 36% of pro forma revenue for the year ended December 31, 2018. For the year ended December 31, 2018, we generated pro forma revenues of $301.8 million.

        Our company is comprised of two leading businesses in the sector, Target and Signor. Signor was founded in 1990, and Target, though initially founded in 1978, began operating as a specialty rental and hospitality services company in 2006. Our company operates across the U.S. and serves some of the country's highest producing oil and gas basins. We also own and operate the largest family residential center in the U.S., serving asylum-seeking women and children. Using the "Design, Develop, Build, Own, Operate, and Maintain" ("DDBOOM") business model, we provide comprehensive turnkey solutions to customers' unique needs, from the initial planning stages through the full cycle of development and ongoing operations. We provide cost-effective and customized specialty rental accommodations, culinary services and hospitality solutions, including site design, construction, operations, security, housekeeping, catering, concierge services and health and recreation facilities. We deliver end-to-end essential facilities and hospitality services across several end markets in the U.S. and are known for high quality accommodations and vertically integrated hospitality services.

Background

        Target Hospitality Corp. was originally known as Platinum Eagle Acquisition Corp. ("Platinum Eagle") and was a blank check company incorporated on July 12, 2017 as a Cayman Islands exempted company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. On March 12, 2019, we discontinued our existence as a Cayman Islands exempted company under the Cayman Islands Companies Law (2018 Revision) and, pursuant to Section 388 of the General Corporation Law of the State of Delaware (the "DGCL"), continued our existence under the DGCL as a corporation incorporated in the State of Delaware (the "Domestication"). Thereafter, on March 15, 2019, the Company changed its name to Target Hospitality in accordance with the terms of: (i) the agreement and plan of merger, dated as of November 13, 2018, as amended on January 4, 2019 (the "Signor Merger Agreement"), by and among Platinum Eagle, Signor Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Platinum Eagle and sister company to the Holdco Acquiror (as defined below) ("Signor Merger Sub"), Arrow Holdings S.a. r.l., a Luxembourg société à responsabilité limitée (the "Arrow Seller") and Signor Parent (as defined below), and (ii) the agreement and plan of merger, dated as of November 13, 2018, as amended on January 4, 2019 (the "Target Merger Agreement" and, together with the

Signor Merger Agreement, the "Merger Agreements"), by and among Platinum Eagle, Topaz Holdings LLC, a Delaware limited liability company (the "Holdco Acquiror"), Arrow Bidco, Algeco Investments B.V., a Netherlands besloten vennotschap (the "Algeco Seller") and Target Parent (as defined below). Pursuant to the Merger Agreements, Platinum Eagle, through its wholly-owned subsidiary, the Holdco Acquiror, acquired all of the issued and outstanding equity interests of Arrow Parent Corp., a Delaware corporation ("Signor Parent") and owner of Arrow Bidco, the owner of Signor, from the Arrow Seller, and all of the issued and outstanding equity interests of Algeco US Holdings LLC, a Delaware limited liability company ("Target Parent") and owner of Target, from the Algeco Seller. The transactions contemplated by the Merger Agreements are herein after referred to as the "Business Combination."

        On the effective date of the Domestication, our then issued and outstanding Class A ordinary shares and Class B ordinary shares automatically converted by operation of law, on a one-for-one basis, into shares of our Class A common stock ("Class A common stock") and Class B common stock ("Class B common stock"), respectively, and our outstanding Warrants automatically became warrants to acquire the corresponding number of shares of Class A common stock. On the closing date of the Business Combination (the "Closing Date"), each of our then currently issued and outstanding shares of Class B common stock automatically converted, on a one-for-one basis, into shares of Class A common stock, in accordance with the terms of our Delaware certificate of incorporation (the "Interim Domestication Charter"). Immediately thereafter, each of our issued and outstanding shares of Class A common stock automatically converted by operation of law, on a one-for-one basis, into shares of Common Stock. Similarly, all of our outstanding Warrants to acquire shares of Class A common stock became warrants to acquire the corresponding number of shares of Common Stock and no other changes were made to the terms of any outstanding Warrants. The rights of holders of our Common Stock are now governed by our amended and restated certificate of incorporation (the "Charter"), our Delaware bylaws and the DGCL, each of which is described in the Closing 8-K.

Additional Information

        Our principal executive offices are located at 2170 Buckthorne Place, Suite 440, The Woodlands, TX 77380. Our telephone number is (800) 832-4242. Our website address is www.targethospitality.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

RISK FACTORS

        Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under "Cautionary Note Regarding Forward-Looking Statements," you should carefully consider the specific risks set forth and incorporated by reference herein. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

Risks Related to Our Business

Operational Risks

Our operations are and will be exposed to operational, economic, political and regulatory risks.

        Our operations could be affected by economic, political and regulatory risks. These risks include:

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  multiple regulatory requirements that are subject to change and that could restrict our ability to build and operate our communities and other sites;

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  inflation, recession, fluctuations in interest rates;

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  compliance with applicable export control laws and economic sanctions laws and regulations;

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  trade protection measures, including increased duties and taxes, and import or export licensing requirements;

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  price controls;

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  ownership regulations;

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  compliance with applicable antitrust and other regulatory rules and regulations relating to potential future acquisitions;

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  different local product preferences and product requirements;

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  pressures on management time and attention due to the complexities of overseeing diverse operations;

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  challenges in maintaining, staffing and managing national operations;

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  different labor regulations;

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  potentially adverse consequences from changes in or interpretations of tax laws;

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  political and economic instability;

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  enforcement of remedies in various jurisdictions;

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  the risk that the business partners upon whom we depend for technical assistance or management and acquisition expertise will not perform as expected;

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  the potential impact of collective bargaining or other union activities if our employees were to unionize in the future; and

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  differences in business practices that may result in violation of our policies including but not limited to bribery and collusive practices.

        These and other risks could have a material adverse effect on our business, results of operations and financial condition.

We face significant competition as a provider of accommodation and hospitality services in the specialty rental sector. If we are unable to compete successfully, we could lose customers and our revenue and profitability could decline.

        Although our competition varies significantly by market, the accommodation and hospitality services industry, in general, is highly competitive. We compete on the basis of a number of factors, including equipment availability, quality, price, service, reliability, appearance, functionality and delivery terms. We may experience pricing pressures in our operations in the future as some of our competitors seek to obtain market share by reducing prices. We may also face reduced demand for our products and services if our competitors are able to provide new or innovative products or services that better appeal to our potential customers. In each of our current markets, we face competition from national, regional and local companies who have an established market position in the specific service area. We expect to encounter similar competition in any new markets that we may enter. Some of our competitors may have greater market share, less indebtedness, greater pricing flexibility, more attractive product or service offerings, or superior marketing and financial resources. Increased competition could result in lower profit margins, substantial pricing pressure, and reduced market share. Price competition, together with other forms of competition, may materially adversely affect our business, results of operations, and financial condition.

We depend on several significant customers. The loss of one or more such customers or the inability of one or more such customers to meet their obligations could adversely affect our results of operations.

        We depend on several significant customers. The majority of our customers operate in the energy industry. For a more detailed explanation of our customers, see the section of the Closing 8-K entitled "Business." The loss of any one of our largest customers in any of our business segments or a sustained decrease in demand by any of such customers could result in a substantial loss of revenues and could have a material adverse effect on our results of operations. In addition, the concentration of customers in the industries in which we operate may impact our overall exposure to credit risk, either positively or negatively, in that customers may be similarly affected by changes in economic and industry conditions.

        As a result of our customer concentration, risks of nonpayment and nonperformance by our counterparties are a concern in our business. We are subject to risks of loss resulting from nonpayment or nonperformance by our customers. Many of its customers finance their activities through cash flow from operations, the incurrence of debt, or the issuance of equity. Additionally, many of our customers' equity values have declined and could decline further. The combination of lower cash flow due to commodity prices, a reduction in borrowing bases under reserve-based credit facilities, and the lack of available debt or equity financing may continue to result in a significant reduction in our customers' liquidity and could impair their ability to pay or otherwise perform on their obligations to it. Furthermore, some of our customers may be highly leveraged and subject to their own operating and regulatory risks, which increases the risk that they may default on their obligations to us. The inability or failure of our significant customers to meet their obligations to us or their insolvency or liquidation may adversely affect our financial results.

Our business depends on the quality and reputation of the Company and its communities, and any deterioration in such quality or reputation could adversely impact its market share, business, financial condition or results of operations.

        Many factors can influence our reputation and the value of our communities, including quality of services, food quality and safety, availability and management of scarce natural resources, supply chain management, diversity, human rights and support for local communities. In addition, events that may be beyond our control could affect the reputation of one or more of its communities or more generally impact the reputation of the Company, including protests directed at government immigration policies, violent incidents at one or more communities or other sites or criminal activity. Reputational value is also based on perceptions, and broad access to social media makes it easy for anyone to provide public feedback that can influence perceptions of Target Hospitality and its communities, and it may be difficult to control or effectively manage negative publicity, regardless of whether it is accurate. While reputations may take decades to build, negative incidents can quickly erode trust and confidence, particularly if they result in adverse mainstream and social media publicity, governmental investigations or penalties, or litigation. Negative incidents could lead to tangible adverse effects on our business, including customer boycotts, loss of customers, loss of development opportunities or employee retention and recruiting difficulties. A decline in the reputation or perceived quality of our communities or corporate image could negatively affect its market share, reputation, business, financial condition or results of operations.

We derive a substantial portion of our revenue from the operation of the South Texas Family Residential Center for the U.S. government through a subcontract with a government contractor. The loss of, or a significant decrease in revenues from, this customer could seriously harm our financial condition and results of operations.

        We derive a significant portion of our revenues from our subcontract with a government contractor for the operation of the South Texas Family Residential Center for the U.S. government. These revenues depend on the U.S. government and its contractors receiving sufficient funding and providing it with timely payment under the terms of our contract. If the applicable government entity does not receive sufficient appropriations to cover its contractual obligations, it may delay or reduce payment to its contractors and, as a result, our government contractor customer may delay or reduce payments to or terminate its contract with us. Any future impasse or struggle impacting the federal government's ability to reach agreement on the federal budget, debt ceiling or any future federal government shut downs could result in material payment delays, payment reductions or contract terminations. Additionally, our current and potential future government contractor customers may request in the future that we reduce our contract rates or forego increases to those rates as a way for those contractors to control costs and help their government customers to control their spending and address their budgetary shortfalls. For additional information regarding our operation of the South Texas Family Residential Center, see "Business—Business Operations—Government Services" in the Closing 8-K.

        The U.S. government and, by extension, our U.S. government contractor customer, may also from time to time adopt, implement or modify certain policies or directives that may adversely affect our business. For example, while the U.S. government is currently using private immigration detention sites like the South Texas Family Residential Center, federal, state or local governmental partners may in the future choose to undertake a review of their utilization of privately operated facilities, or may cancel or decide not to renew existing contracts with their government contractors, who may, in turn, cancel or decide not to renew their contracts with us. Changes in government policy, the election of a new administration or other changes in the political landscape relating to immigration policies may similarly result in a decline in our revenues in the Government Services segment. In addition, lawsuits, to which we are not a party, have challenged the U.S. government's policy of detaining migrant families, and government policies with respect to family immigration may impact the demand for the South Texas Family Residential Center and any facilities that we may operate in the future. Any court decision or government action that impacts our existing contract for the South Texas Family Residential Center or any future contracts for similar facilities could materially affect our cash flows, financial condition and results of operations.

Our oil and gas customers are exposed to a number of unique operating risks and challenges which could also adversely affect us.

        We could be impacted by disruptions to our customers' operations caused by, among other things, any one of or all of the following singularly or in combination:

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  U.S. and international pricing and demand for the natural resources being produced at a given project (or proposed project);

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  unexpected problems, higher costs and delays during the development, construction, and project start-up which may delay the commencement of production;

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  unforeseen and adverse geological, geotechnical, and seismic conditions;

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  lack of availability of sufficient water or power to maintain their operations;

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  lack of availability or failure of the required infrastructure necessary to maintain or to expand their operations;

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  the breakdown or shortage of equipment and labor necessary to maintain their operations;

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  risks associated with the natural resource industry being subject to various regulatory approvals. Such risks may include a government agency failing to grant an approval or failing to renew an existing approval, or the approval or renewal not being provided by the government agency in a timely manner or the government agency granting or renewing an approval subject to materially onerous conditions. For example, the Keystone XL project requires various permits from state and federal authorities that have been delayed as a result of various legal and regulatory challenges;

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  risks to land titles and use thereof as a result of native title claims;

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  interruptions to the operations of our customers caused by industrial accidents or disputes; and

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  delays in or failure to commission new infrastructure in timeframes so as not to disrupt customer operations.

We may be adversely affected if customers reduce their accommodations and hospitality services outsourcing.

        Our business and growth strategies depend in large part on customers outsourcing some or all of the services that we provides. We cannot be certain that these customer preferences for outsourcing will continue or that customers that have outsourced accommodations will not decide to perform these functions themselves or only outsource accommodations during the development or construction phases of their projects. In addition, labor unions representing customer employees and contractors may oppose outsourcing accommodations to the extent that the unions believe that third-party accommodations negatively impact union membership and recruiting. The reversal or reduction in customer outsourcing of accommodations could negatively impact our financial results and growth prospects.

Our failure to retain our current customers, renew existing customer contracts, and obtain new customer contracts, or the termination of existing contracts, could adversely affect our business.

        Our success depends on our ability to retain our current customers, renew or replace our existing customer contracts, and obtain new business. Our ability to do so generally depends on a variety of factors, including overall customer expenditure levels and the quality, price and responsiveness of our services, as well as our ability to market these services effectively and differentiate ourself from our competitors. We cannot assure you that we will be able to obtain new business, renew existing customer contracts at the same or higher levels of pricing, or at all, or that our current customers will not turn to competitors, cease operations, elect to self-operate, or terminate contracts with us. In the context of a potential depressed commodity price environment, our customers may not renew contracts on terms favorable to it or, in some cases, at all, and we may have difficulty obtaining new business. Additionally, several contracts have clauses that allow termination upon the payment of a termination fee. As a result, our customers may choose to terminate their contracts. The likelihood that a customer may seek to terminate a contract is increased during periods of market weakness. Further, certain of our customers may not reach positive final investment decisions on projects with respect to which we have been awarded contracts to provide related accommodation, which may cause those customers to terminate the contracts. Customer contract cancellations, the failure to renew a significant number of our existing contracts, or the failure to obtain new business would have a material adverse effect on our business, results of operations and financial condition.

Our operations could be subject to natural disasters and other business disruptions, which could materially adversely affect our future revenue and financial condition and increase its costs and expenses.

        Our operations could be subject to natural disasters and other business disruptions such as fires, floods, hurricanes, earthquakes and terrorism, which could adversely affect its future revenue and financial condition and increase its costs and expenses. For example, extreme weather, particularly periods of high rainfall, tornadoes, or extreme cold, in any of the areas in which we operate may cause delays in our community construction activities or result in the cessation of customer operations at one or more communities for an extended period of time. See "—Risks Relating to Our Business—We are exposed to various possible claims relating to our business and our insurance may not fully protect us." See "Target Parent and Signor Parent's Combined Management's Discussion and Analysis of Financial Condition and Results of Operations—Factors Affecting Results of Operations—Natural Disasters or Other Significant Disruption" in the Closing 8-K. In addition, the occurrence and threat of terrorist attacks may directly or indirectly affect economic conditions, which could in turn adversely affect demand for our communities and services. In the event of a major natural or man-made disaster, we could experience loss of life of our employees, destruction of our communities or other sites, or business interruptions, any of which may materially adversely affect our business. If any of our communities were to experience a catastrophic loss, it could disrupt our operations, delay services, staffing and revenue recognition, and result in expenses to repair or replace the damaged facility not covered by asset, liability, business continuity or other insurance contracts. Also, we could face significant increases in premiums or losses of coverage due to the loss experienced during and associated with these and potential future natural or man-made disasters that may materially adversely affect our business. In addition, attacks or armed conflicts that directly impact one or more of our properties or facilities could significantly affect our ability to operate those properties or communities and thereby impair our results of operations.

        More generally, any of these events could cause consumer confidence and spending to decrease or result in increased volatility in the global economy and worldwide financial markets. Any of these occurrences could have a material adverse effect on our business, results of operations and financial condition.

Construction risks exist which may adversely affect our results of operations.

        There are a number of general risks that might impinge on companies involved in the development, construction and installation of facilities as a prerequisite to the management of those assets in an operational sense. We are exposed to the following risks in connection with our construction activities:

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  the construction activities of our accommodations are partially dependent on the supply of appropriate construction and development opportunities;

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  development approvals, slow decision making by counterparties, complex construction specifications, changes to design briefs, legal issues, and other documentation changes may give rise to delays in completion, loss of revenue, and cost over-runs which may, in turn, result in termination of accommodation supply contracts;

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  other time delays that may arise in relation to construction and development include supply of labor, scarcity of construction materials, lower than expected productivity levels, inclement weather conditions, land contamination, cultural heritage claims, difficult site access, or industrial relations issues;

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  objections to our activities or those of our customers aired by aboriginal or community interests, environment and/or neighborhood groups which may cause delays in the granting or approvals and/or the overall progress of a project;

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  where we assume design responsibility, there is a risk that design problems or defects may result in rectification and/or costs or liabilities which we cannot readily recover; and

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  there is a risk that we may fail to fulfill our statutory and contractual obligations in relation to the quality of our materials and workmanship, including warranties and defect liability obligations.

Due to the nature of the natural resources industry, our business may be adversely affected by periods of low oil, or natural gas prices or unsuccessful exploration results may decrease customers' spending and therefore our results.

        Commodity prices have been and are expected to remain volatile. This volatility causes oil and gas companies to change their strategies and expenditure levels. Prices of oil and natural gas can be influenced by many factors, including reduced demand due to lower global economic growth, surplus inventory, improved technology such as the hydraulic fracturing of horizontally drilled wells in shale discoveries, access to potential productive regions, and availability of required infrastructure to deliver production to the marketplace. For example, in late 2014 through early 2016, there was a significant drop in the price of oil as a result of reduced demand in global markets and oversupply. As a result, our oil and gas customers reduced expenditures, reduced rig counts, and cut costs which in turn, resulted in lower occupancy in the our facilities in the Bakken.

        The carrying value of our communities could be reduced by extended periods of limited or no activity by its customers, which would require us to record impairment charges equal to the excess of the carrying value of the communities over fair value. For the year ended December 31, 2018, we recorded an impairment charge of $15.3 million in connection with certain of our asset groups located in Canada and the Bakken. We may incur asset impairment charges in the future, which charges may affect negatively our results of operations and financial condition.

Demand for our products and services is sensitive to changes in demand within a number of key industry end-markets and geographic regions.

        Our financial performance is dependent on the level of demand for our facilities and services, which is sensitive to the level of demand within various sectors, in particular, the energy and natural resources and government end-markets. Each of these sectors is influenced not only by the state of the general global economy but by a number of more specific factors as well. For example, demand for workforce accommodations within the energy and resources sector may be materially adversely affected by a decline in global energy prices. Demand for our facilities and services may also vary among different localities or regions. The levels of activity in these sectors and geographic regions may also be cyclical, and we may not be able to predict the timing, extent or duration of the activity cycles in the markets in which we or our key customers operate. A decline or slowed growth in any of these sectors or geographic regions could result in reduced demand for our products and services, which may materially adversely affect our business, results of operations, and financial condition.

Decreased customer expenditure levels could adversely affect our results of operations.

        Demand for our services is sensitive to the level of exploration, development and production activity of, and the corresponding capital spending by, oil and gas companies. The oil and gas industries'

willingness to explore, develop, and produce depends largely upon the availability of attractive resource prospects and the prevailing view of future commodity prices. Prices for oil and gas are subject to large fluctuations in response to changes in the supply of and demand for these commodities, market uncertainty, and a variety of other factors that are beyond our control. Accordingly, a sudden or long-term decline in commodity pricing would have a material adverse effect on our business, results of operations and financial condition.

        Additionally, the potential imposition of new regulatory requirements, including climate change legislation, could have an impact on the demand for and the cost of producing oil and natural gas in the regions where we operate. Many factors affect the supply of and demand for oil, natural gas and other resources and, therefore, influence product prices, including:

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  the level of activity in US shale development;

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  the availability of economically attractive oil and natural gas field prospects, which may be affected by governmental actions or environmental activists which may restrict development;

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  the availability of transportation infrastructure for oil and natural gas, refining capacity and shifts in end-customer preferences toward fuel efficiency and the use of natural gas;

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  global weather conditions and natural disasters;

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  worldwide economic activity including growth in developing countries, such as China and India;

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  national government political requirements, including the ability of the Organization of Petroleum Exporting Companies ("OPEC") to set and maintain production levels and prices for oil and government policies which could nationalize or expropriate oil and natural gas exploration, production, refining or transportation assets;

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  the level of oil and gas production by non-OPEC countries;

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  rapid technological change and the timing and extent of energy resource development, including liquid natural gas or other alternative fuels;

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  environmental regulation; and

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  U.S. and foreign tax policies.

Our business is contract intensive and may lead to customer disputes or delays in receipt of payments.

        Our business is contract intensive and we are party to many contracts with customers. We periodically review our compliance with contract terms and provisions. If customers were to dispute our contract determinations, the resolution of such disputes in a manner adverse to our interests could negatively affect sales and operating results. In the past, our customers have withheld payment due to contract or other disputes, which has delayed our receipt of payments. While we do not believe any reviews, audits, delayed payments, or other such matters should result in material adjustments, if a large number of our customer arrangements were modified or payments withheld in response to any such matter, the effect could be materially adverse to our business or results of operations.

Certain of our major communities are located on land subject to leases. If we are unable to renew a lease, we could be materially and adversely affected.

        Certain of our major communities are located on land subject to leases. Accordingly, while we own the accommodations assets, we only own a leasehold interest in those properties. If we are found to be in breach of a lease, we could lose the right to use the property. In addition, unless we can extend the terms of these leases before their expiration, as to which no assurance can be given, we will lose our right to operate our facilities located on these properties upon expiration of the leases. In that event, we would be required to remove our accommodations assets and remediate the site. Generally, our leases have an average term of three years and generally contain unilateral renewal provisions for up to seven additional years. We can provide no assurances that we will be able to renew our leases upon expiration on similar terms, or at all. If we are unable to renew leases on similar terms, it may have an adverse effect on our business.

Third parties may fail to provide necessary services and materials for our communities and other sites.

        We are often dependent on third parties to supply services and materials for our communities and other sites. We typically do not enter into long-term contracts with third-party suppliers. We may experience supply problems as a result of financial or operating difficulties or the failure or consolidation of our suppliers. We may also experience supply problems as a result of shortages and discontinuations resulting from product obsolescence or other shortages or allocations by suppliers. Unfavorable economic conditions may also adversely affect our suppliers or the terms on which we purchase products. In the future, we may not be able to negotiate arrangements with third parties to secure products and services that we require in sufficient quantities or on reasonable terms. If we cannot negotiate arrangements with third parties to produce our products or if the third parties fail to produce our products to our specifications or in a timely manner, our business, results of operations and financial condition may be materially adversely affected.

It may become difficult for us to find and retain qualified employees, and failure to do so could impede our ability to execute our business plan and growth strategy.

        One of the most important factors in our ability to provide reliable and quality services and profitably execute its business plan is its ability to attract, develop and retain qualified personnel. The competition for qualified personnel in the industries in which we operate is intense and there can be no assurance that we will be able to continue to attract and retain all personnel necessary for the development and operation of our business. In periods of higher activity, it may become more difficult to find and retain qualified employees which could limit growth, increase operating costs, or have other material adverse effects on our operations.

        Many of our key executives, managers, and employees have knowledge and an understanding of our business and our industry that cannot be readily duplicated and they are the key individuals that interface with customers. In addition, the ability to attract and retain qualified personnel is dependent on the availability of qualified personnel, the impact on the labor supply due to general economic conditions, and the ability to provide a competitive compensation package.

        In addition, labor shortages, the inability to hire or retain qualified employees nationally, regionally or locally or increased labor costs could have a material adverse effect on our ability to control expenses and efficiently conduct operations. We may not be able to continue to hire and retain the sufficiently skilled labor force necessary to operate efficiently and to support our operating strategies. Labor expenses could also increase as a result of continuing shortages in the supply of personnel. Failure to retain key personnel or hire qualified employees may materially adversely affect our business, results of operations and financial condition.

Significant increases in raw material and labor costs could increase our operating costs significantly and harm our profitability.

        We incur labor costs and purchase raw materials, including steel, lumber, siding and roofing, fuel and other products to construct and perform periodic repairs, modifications and refurbishments to maintain physical conditions of our facilities as well as the construction of our communities and other sites. The volume, timing, and mix of such work may vary quarter-to-quarter and year-to-year. Generally, increases in labor and raw material costs will increase the acquisition costs of new facilities and also increase the construction, repair, and maintenance costs of our facilities. During periods of rising prices for labor or raw materials, and in particular, when the prices increase rapidly or to levels significantly higher than normal, we may incur significant increases in our costs for new facilities and incur higher operating costs that we may not be able to recoup from customers through changes in pricing, which could have a material adverse effect on our business, results of operations and financial condition.

If we determine that our goodwill and intangible assets have become impaired, we may incur impairment charges, which would negatively impact our operating results.

        We have goodwill, which represents the excess of the total purchase price of our acquisitions over the fair value of the assets acquired, and other intangible assets. As of December 31, 2018, on a pro forma basis, Target Hospitality had approximately $34.2 million and $127.4 million of goodwill and other intangible assets, net, respectively, in our statement of financial position, which would represent approximately 6.2% and 23.3% of total assets, respectively. We are required to review goodwill and intangible assets at least annually for impairment. In the event impairment is identified, a charge to earnings would be recorded. Impairment may result from significant changes in the manner of use of the acquired asset, negative industry or economic trends and significant underperformance relative to historic or projected operating results.

        Any impairment charges following the Business Combination could adversely affect our business, results of operations, and financial condition.

We may be unable to recognize deferred tax assets and, as a result, lose future tax savings, which could have a negative impact on our liquidity and financial position.

        We recognize deferred tax assets primarily related to deductible temporary differences based on our assessment that the item will be utilized against future taxable income and the benefit will be sustained upon ultimate settlement with the applicable taxing authority. Such deductible temporary differences primarily relate to tax loss carryforwards and deferred interest expense deductions. Tax loss carryforwards arising in a given tax jurisdiction may be carried forward to offset taxable income in future years from such tax jurisdiction and reduce or eliminate income taxes otherwise payable on such taxable income, subject to certain limitations. We may have to write down, via a valuation allowance, the carrying amount of certain of the deferred tax assets to the extent we determine it is not probable such deferred tax assets will continue to be recognized.

        In the event that we do not have sufficient taxable income in future years to use the tax benefits before they expire, the benefit may be permanently lost. In addition, the taxing authorities could challenge our calculation of the amount of our tax attributes, which could reduce certain of our recognized tax benefits. In addition, tax laws in certain jurisdictions may limit the ability to use carryforwards upon a change in control.

Increased operating costs and obstacles to cost recovery due to the pricing and cancellation terms of our specialty rental and hospitality services contracts may constrain its ability to make a profit.

        Our profitability can be adversely affected to the extent we are faced with cost increases for food, wages and other labor related expenses, insurance, fuel and utilities, especially to the extent we are unable to recover such increased costs through increases in the prices for our services, due to one or more of general economic conditions, competitive conditions or contractual provisions in our customer contracts. Substantial increases in the cost of fuel and utilities have historically resulted in cost increases in our communities. From time to time we have experienced increases in our food costs. While we believe a portion of these increases were attributable to fuel prices, we believe the increases also resulted from rising global food demand. In addition, food prices can fluctuate as a result of foreign exchange rates and temporary changes in supply, including as a result of incidences of severe weather such as droughts, heavy rains, and late freezes. We may be unable to fully recover costs, and such increases would negatively impact its profitability on contracts that do not contain such inflation protections.

We may be subject to growth-related risks including capacity constraints and pressure on its internal systems and controls.

        Our ability to manage growth effectively will require us to continue to implement and improve our operational and financial systems and to expand, train, and manage our employee base. Our inability to deal with this growth may have a material adverse effect on its business, financial condition, results of operations, and cash flows.

Our future operating results may fluctuate, fail to match past performance, or fail to meet expectations.

        Our operating results may fluctuate, fail to match past performance, or fail to meet the expectations of analysts and investors. Our financial results may fluctuate as a result of a number of factors, some of which are beyond Target Hospitality's control, including but not limited to:

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  general economic conditions in the geographies and industries where we own or operate communities;

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  legislative policies where we provide our services;

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  the budgetary constraints of our customers;

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  the success of our strategic growth initiatives;

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  the costs associated with the launching or integrating new or acquired businesses;

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  the cost, type, and timing of customer orders;

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  the nature and duration of the needs of our customers;

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  the raw material or labor costs of servicing our facilities;

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  the timing of new product or service introductions by us, our suppliers, and our competitors;

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  changes in end-user demand requirements;

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  the mix, by state and region, of our revenue, personnel, and assets;

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  movements in interest rates, or tax rates;

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  changes in, and application of, accounting rules;

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  changes in the regulations applicable to us;

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  litigation matters;

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  the success of large scale capital intensive projects;

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  liquidity, including the impact of our debt service costs; and

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  attrition and retention risk.

        As a result of these factors, our historical financial results are not necessarily indicative of our future results.

We are exposed to various possible claims relating to our business, and our insurance may not fully protect us.

        We are exposed to various possible claims relating to our business. These possible claims include those relating to: (i) personal injury or death caused by accidents or other events at a facility owned and/or operated by us; (ii) motor vehicle accidents involving our vehicles and our employees; (iii) employment-

related claims; (iv) property damage; and (v) commercial claims. Our insurance policies have deductibles or self-insured retentions which would require us to expand amounts prior to taking advantage of coverage limits. We believe that we have adequate insurance coverage for the protection of our assets and operations. However, our insurance may not fully protect us for certain types of claims such as dishonest, fraudulent, criminal or malicious acts; terrorism, war, hostile or warlike action during a time of peace; automobile physical damage; natural disasters; and cyber-crime.

We may not have adequate insurance for potential liabilities and insurance may not cover certain liabilities, including litigation.

        Our operations are subject to many hazards. In the ordinary course of business, we may become the subject of various claims, lawsuits, and administrative proceedings seeking damages or other remedies concerning our commercial operations, products, employees, and other matters, including occasional claims by individuals alleging exposure to hazardous materials as a result of our products or operations. Some of these claims relate to the activities of businesses that we have acquired, even though these activities may have occurred prior to our acquisition of such businesses. We maintain insurance to cover many of our potential losses, and we are subject to various self-retentions and deductibles under our insurance policies. It is possible, however, that a judgment could be rendered against us in cases in which we could be uninsured and beyond the amounts that we currently have reserved or anticipate incurring for such matters. Even a partially uninsured or underinsured claim, if successful and of significant size, could have a material adverse effect on our results of operations or consolidated financial position. The specifications and insured limits under those policies, however, may be insufficient for such claims. We also face the following other risks related to our insurance coverage:

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  we may not be able to continue to obtain insurance on commercially reasonable terms;

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  the counterparties to our insurance contracts may pose credit risks; and

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  we may incur losses from interruption of our business that exceed our insurance coverage each of which, individually or in the aggregate, could materially and adversely impact our business.

Failure to maintain positive relationships with the indigenous people in the areas where Target Hospitality operates could adversely affect its business.

        A component of our business strategy is based on developing and maintaining positive relationships with the indigenous people and communities in the areas where we operate. These relationships are important to our operations and customers who desire to work on traditional Native American lands. The inability to develop and maintain relationships and to be in compliance with local requirements could have a material adverse effect on our business, results of operations or financial condition.

Social, Political, and Regulatory Risks

A failure to maintain food safety or comply with government regulations related to food and beverages may subject us to liability.

        Claims of illness or injury relating to food quality or food handling are common in the food service industry, and a number of these claims may exist at any given time. Because food safety issues could be experienced at the source or by food suppliers or distributors, food safety could, in part, be out of our control. Regardless of the source or cause, any report of food-borne illness or other food safety issues such as food tampering or contamination at one of our locations could adversely impact our reputation, hindering our ability to renew contracts on favorable terms or to obtain new business, and have a negative impact on our sales. Future food product recalls and health concerns associated with food contamination may also increase our raw materials costs and, from time to time, disrupt our business.

        A variety of regulations at various governmental levels relating to the handling, preparation, and serving of food (including, in some cases, requirements relating to the temperature of food), and the cleanliness of food production facilities and the hygiene of food-handling personnel are enforced primarily at the local public health department level. We cannot assure you that we are in full compliance with all applicable laws and regulations at all times or that we will be able to comply with any future laws and regulations. Furthermore, legislation and regulatory attention to food safety is very high. Additional or amended regulations in this area may significantly increase the cost of compliance or expose us to liabilities. If we are unable to maintain food safety or comply with government regulations related to food and beverages, the effect could be materially adverse to our business or results of operations.

Unanticipated changes in our tax obligations, the adoption of a new tax legislation, or exposure to additional income tax liabilities could affect profitability.

        We are subject to income taxes in the United States. Our tax liabilities are affected by the amounts charged for inventory, services, funding, and other intercompany transactions. Tax authorities may disagree with our intercompany charges, cross-jurisdictional transfer pricing or other tax positions and assess additional taxes. We regularly assess the likely outcomes of examinations in order to determine the appropriateness of its tax provision. However, there can be no assurance that we will accurately predict the outcomes of potential examinations, and the amounts ultimately paid upon resolution of examinations could be materially different from the amounts previously included in our income tax provision and, therefore, could have a material impact on its results of operations and cash flows. In addition, our future effective tax rate could be adversely affected by changes to its operating structure, changes in the mix of earnings in countries and/or states with differing statutory tax rates, changes in the valuation of deferred tax assets and liabilities, changes in tax laws, and the discovery of new information in the course of our tax return preparation process.

        On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (the "Act"). The Act makes broad and complex changes to the U.S. tax code, including, but not limited to: (1) reducing the U.S. federal corporate tax rate from 35 percent to 21 percent; (2) requiring companies to pay a one-time transition tax on certain unrepatriated earnings of foreign subsidiaries; (3) generally eliminating U.S. federal income taxes on dividends from foreign subsidiaries; (4) requiring a tax on global intangible low-taxed income ("GILTI") which is a current inclusion in U.S. federal taxable income of certain earnings of controlled foreign corporations; (5) eliminating the corporate alternative minimum tax ("AMT") and changing how existing AMT credits can be realized; (6) creating the base erosion anti-abuse tax ("BEAT"), a new minimum tax; (7) creating a new limitation on deductible interest expense; and (8) changing rules related to uses and limitations of net operating loss carryforwards created in tax years beginning after December 31, 2017. We continue to examine the impact this tax reform legislation may have on it at the federal and state level. We will continue to refine our calculations as additional analysis is completed. We expect to finalize our assessment during the one-year measurement period as prescribed by the Staff Accounting Bulletin 118. Changes in tax laws or regulations may increase tax uncertainty and adversely affect our results of operations and effective tax rate.

Our ability to use our net operating loss carryforwards and other tax attributes may be limited.

        As of December 31, 2018, Target Parent and Signor Parent had U.S. net operating loss ("NOL") carryforwards of approximately $98.5 million for U.S. federal and state income tax purposes, available to offset future taxable income, prior to consideration of annual limitations that may be imposed under Section 382 ("Section 382") of the Internal Revenue Code of 1986, as amended (the "Code"). Approximately $1.3 million of these tax loss carryovers expire in 2038. The remaining $97.2 million of tax loss carryovers do not expire.

        Our NOL is limited and could expire unused and be unavailable to offset future income tax liabilities. Under Section 382 and corresponding provisions of U.S. state law, if a corporation undergoes an "ownership change," generally defined as a greater than 50% change, by value, in its equity ownership over a three-year period, the corporation's ability to use its pre-change NOLs and other applicable pre-change tax attributes, such as research and development tax credits, to offset its post-change income may be limited. We have not completed a Section 382 analysis and therefore cannot forecast or otherwise determine our ability to derive any benefit from our various federal or state tax attribute carryforwards at this time. As a result, if we earn net taxable income, our ability to use our pre-change NOL carryforwards to offset U.S. federal taxable income may be subject to limitations, which could potentially result in increased future tax liability to us. In addition, at the state level, there may be periods during which the use of NOLs is suspended or otherwise limited, which could accelerate or permanently increase state taxes owed.

        Lastly, we may experience ownership changes in the future as a result of subsequent shifts in our share ownership, including this offering, some of which may be outside of our control. If we determine that an ownership change has occurred and our ability to use our historical NOL is materially limited, it may result in increased future tax obligations.

We are subject to various laws and regulations including those governing government contracts, corruption, and the environment. Obligations and liabilities under these laws and regulations may materially harm our business.

United States Government Contract Laws and Regulations

        Our customers include U.S. government contractors, which means that we may, indirectly, be subject to various statutes and regulations applicable to doing business with the U.S. government. These types of contracts customarily contain provisions that give the U.S. government substantial rights and remedies, many of which are not typically found in commercial contracts and which are unfavorable to contractors, including provisions that allow the government to unilaterally terminate or modify our customers' federal government contracts, in whole or in part, at the government's convenience. Under general principles of U.S. government contracting law, if the government terminates a contract for convenience, the terminated party may generally recover only its incurred or committed costs and settlement expenses and profit on work completed prior to the termination. If the government terminates a contract for default, the defaulting party may be liable for any extra costs incurred by the government in procuring undelivered items from another source. In addition, our or our customers' failure to comply with these laws and regulations might result in administrative penalties or the suspension of our customers' government contracts or debarment and, as a result, the loss of the related revenue which would harm our business, results of operations and financial condition. We are not aware of any action contemplated by any regulatory authority related to any possible non-compliance by or in connection with our operations.

        Our operations are subject to an array of governmental regulations in each of the jurisdictions in which we operate. Our activities are subject to regulation by several federal and state government agencies, including the Occupational Safety and Health Administration ("OSHA") and by federal and state laws. Our operations and activities in other jurisdictions are subject to similar governmental regulations. Similar to conventionally constructed buildings, the workforce housing industry is also subject to regulations by multiple governmental agencies in each jurisdiction relating to, among others, environmental, zoning and building standards, and health, safety and transportation matters. Noncompliance with applicable regulations, implementation of new regulations or modifications to existing regulations may increase costs of compliance, require a termination of certain activities or otherwise have a material adverse effect on our business, results of operations, and financial condition.

        In addition, U.S. government contracts and grants normally contain additional requirements that may increase our costs of doing business, reduce our profits, and expose us to liability for failure to comply with these terms and conditions. These requirements include, for example:

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  specialized disclosure and accounting requirements unique to U.S. government contracts;

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  financial and compliance audits that may result in potential liability for price adjustments, recoupment of government funds after such funds have been spent, civil and criminal penalties, or administrative sanctions such as suspension or debarment from doing business with the U.S. government;

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  public disclosures of certain contract and company information; and

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  mandatory socioeconomic compliance requirements, including labor requirements, non-discrimination and affirmative action programs and environmental compliance requirements.

        If we fail to maintain compliance with these requirements, our contracts may be subject to termination, and we may be subject to financial and/or other liability under its contracts or under the Federal Civil False Claims Act (the "False Claims Act"). The False Claims Act's "whistleblower" provisions allow private individuals, including present and former employees, to sue on behalf of the U.S. government. The False Claims Act statute provides for treble damages and other penalties and, if our operations are found to be in violation of the False Claims Act, we could face other adverse action, including suspension or prohibition from doing business with the United States government. Any penalties, fines, suspension or damages could adversely affect our financial results as well as our ability to operate our business.

Anti-Corruption Laws and Regulations

        We are subject to various anti-corruption laws that prohibit improper payments or offers of payments to foreign governments and their officials by a U.S. person for the purpose of obtaining or retaining business. Our activities create the risk of unauthorized payments or offers of payments by one of our employees or agents that could be in violation of various laws, including the U.S. Foreign Corrupt Practices Act (the "FCPA"). We have implemented safeguards and policies to discourage these practices by our employees and agents. However, existing safeguards and any future improvements may prove to be ineffective and employees or agents may engage in conduct for which we might be held responsible.

        If employees violate our policies or we fail to maintain adequate record-keeping and internal accounting practices to accurately record its transactions, we may be subject to regulatory sanctions. Violations of the FCPA or other anti-corruption laws may result in severe criminal or civil sanctions and penalties, including suspension or debarment from U.S. government contracting, and we may be subject to other liabilities which could have a material adverse effect on our business, results of operations and financial condition. We are also subject to similar anti-corruption laws in other jurisdictions.

Environmental Laws and Regulations

        We are subject to a variety of national, state, regional and local environmental laws and regulations. Among other things, these laws and regulations impose limitations and prohibitions on the discharge and emission of, and establish standards for the use, disposal and management of, regulated materials and waste, and impose liabilities for the costs of investigating and cleaning up, and damages resulting from, present and past spills, disposals or other releases of hazardous substances or materials. In the ordinary course of business, we use and generate substances that are regulated or may be hazardous under environmental laws. We have an inherent risk of liability under environmental laws and regulations, both with respect to ongoing operations and with respect to contamination that may have occurred in the past on our properties or as a result of our operations. From time to time, our operations or conditions on properties that we have acquired have resulted in liabilities under these environmental laws. We may in the future incur material costs to comply with environmental laws or sustain material liabilities from claims concerning noncompliance or contamination. We have no reserves for any such liabilities.

        We cannot predict what environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted, or what environmental conditions may be found to exist at our facilities or at third party sites for which we may be liable. Enactment of stricter laws or regulations, stricter interpretations of existing laws and regulations or the requirement to undertake the investigation or remediation of currently unknown environmental contamination at sites we own or third party sites may require us to make additional expenditures, some of which could be material.

We may be subject to environmental laws and regulations that may require us to take actions that will adversely affect our results of operations.

        All of our and our customers' operations may be affected by federal, state and local laws and regulations governing the discharge of substances into the environment or otherwise relating to environmental protection. Environmental laws and regulations are subject to change in the future, possibly resulting in more stringent requirements. Our or any of our customers' failure to comply with applicable environment laws and regulations may result in any of the following:

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  issuance of administrative, civil and criminal penalties;

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  denial or revocation of permits or other authorizations;

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  reduction or cessation of operations; and

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  performance of site investigatory, remedial or other corrective actions

        While it is not possible at this time to predict how environmental legislation may change or how new regulations that may be adopted would impact our business, any such future laws and regulations could result in increased compliance costs or additional operating restrictions for us or our oil and gas and natural resource company customers and could have a material adverse effect on our business or demand for our services. See "Business—Regulatory and Environmental Compliance" in the Closing 8-K for a more detailed description of our risks associated with environmental laws and regulations.

We may be subject to litigation, judgments, orders or regulatory proceedings that could materially harm our business.

        We are subject to claims arising from disputes with customers, employees, vendors and other third parties in the normal course of business. The risks associated with any such disputes may be difficult to assess or quantify and their existence and magnitude may remain unknown for substantial periods of time. If the plaintiffs in any suits against us were to successfully prosecute their claims, or if we were to settle such suits by making significant payments to the plaintiffs, our business, results of operations and financial condition would be harmed. Even if the outcome of a claim proves favorable to us, litigation can be time consuming and costly and may divert management resources. To the extent that our senior executives are named in such lawsuits, our indemnification obligations could magnify the costs.

We may be exposed to certain regulatory and financial risks related to climate change.

        Climate change is receiving increasing attention from scientists and legislators alike. The debate is ongoing as to the extent to which the climate is changing, the potential causes of any change and its potential impacts. Some attribute global warming to increased levels of greenhouse gases, including carbon dioxide, which has led to significant legislative and regulatory efforts to limit greenhouse gas emissions. Significant focus is being made on companies that are active producers of depleting natural resources.

        There are a number of legislative and regulatory proposals to address greenhouse gas emissions, which are in various phases of discussion or implementation. The outcome of U.S. federal, regional, provincial, and state actions to address global climate change could result in a variety of regulatory programs including potential new regulations, additional charges to fund energy efficiency activities, or other regulatory actions. These actions could:

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  result in increased costs associated with our operations and our customers' operations;

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  increase other costs to our business;

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  reduce the demand for carbon-based fuels; and

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  reduce the demand for our services.

        Any adoption of these or similar proposals by U.S. federal, regional, provincial, or state governments mandating a substantial reduction in greenhouse gas emissions could have far-reaching and significant impacts on the energy industry. Although it is not possible at this time to predict how legislation or new regulations that may be adopted to address greenhouse gas emissions would impact our business, any such future laws and regulations could result in increased compliance costs or additional operating restrictions, and could have a material adverse effect on our business or demand for our services. See "Business—Regulatory and Environmental Compliance" in the Closing 8-K for a more detailed description of our climate-change related risks.

Growth Development and Financing Risks

We may not be able to successfully acquire and integrate new operations, which could cause our business to suffer.

        We may not be able to successfully complete potential strategic acquisitions for various reasons. We anticipate that we will consider acquisitions in the future that meet our strategic growth plans. We cannot predict whether or when acquisitions will be completed, and we may face significant competition for certain acquisition targets. Acquisitions that are completed involve numerous risks, including the following:

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  difficulties in integrating the operations, technologies, products and personnel of the acquired companies;

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  diversion of management's attention from normal daily operations of the business;

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  difficulties in entering markets in which we have no or limited direct prior experience and where our competitors in such markets have stronger market positions;

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  difficulties in complying with regulations, such as environmental regulations, and managing risks related to an acquired business;

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  an inability to timely complete necessary financing and required amendments, if any, to existing agreements;

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  an inability to implement uniform standards, controls, procedures and policies;

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  undiscovered and unknown problems, defects, liabilities or other issues related to any acquisition that become known to us only after the acquisition, particularly relating to rental equipment on lease that are unavailable for inspection during the diligence process; and

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  potential loss of key customers or employees.

        In connection with acquisitions we may assume liabilities or acquire damaged assets, some of which may be unknown at the time of such acquisitions; record goodwill and non-amortizable intangible assets that will be subject to future impairment testing and potential periodic impairment charges; or incur amortization expenses related to certain intangible assets.

        The condition and regulatory certification of any facilities or operations acquired is assessed as part of the acquisition due diligence. In some cases, facility condition or regulatory certification may be difficult to determine due to that facility being on lease at the time of acquisition and/or inadequate certification records. Facility acquisitions may therefore result in a rectification cost which may not have been factored into the acquisition price, impacting deployability and ultimate profitability of the facility acquired.

        Acquisitions are inherently risky, and no assurance can be given that our future acquisitions will be successful or will not materially adversely affect our business, results of operations, and financial condition. If we do not manage new markets effectively, some of our new branches and acquisitions may lose money or fail, and we may have to close unprofitable branches. Closing a branch in such circumstances would likely result in additional expenses that would cause our operating results to suffer. To successfully manage growth, we will need to continue to identify additional qualified managers and employees to integrate acquisitions within our established operating, financial and other internal procedures and controls. We will also need to effectively motivate, train and manage our employees. Failure to successfully integrate recent and future acquisitions and new branches into existing operations could materially adversely affect our results of operations and financial condition.

We may experience difficulties in integrating the businesses of Target and Signor and realizing the expected benefits of the Business Combination.

        Our ability to realize the benefits we anticipate from the Business Combination, including anticipated cost savings and additional revenue opportunities, will depend in large part upon whether we are able to integrate Target's and Signor's business in an efficient and effective manner. We may not be able to integrate each business smoothly or successfully and the process may take longer than expected. Further, the integration of certain operations and the differences in operational culture will require the dedication of significant management resources, which may distract management's attention from day-to-day business operations. If we are unable to successfully integrate the operations of Target and Signor, we may be unable to realize the revenue growth, synergies and other anticipated benefits we expect to achieve as a result of the Business Combination and our business, results of operations and cash flow could be adversely affected.

Global or local economic movements could have a material adverse effect on our business.

        We operate in the United States, but our business may be negatively impacted by economic movements or downturns in that market or in global markets generally, including those that could be caused by policy changes by the U.S. administration in areas such as trade and immigration. These adverse economic conditions may reduce commercial activity, cause disruption and volatility in global financial markets, and increase rates of default and bankruptcy. Reduced commercial activity has historically resulted in reduced demand for our products and services. For example, reduced commercial activity in the energy and natural resource sectors in certain markets in which we operate may negatively impact its business. U.S. federal spending cuts or further limitations that may result from presidential or congressional action or inaction may also negatively impact our arrangements with government contractor customers. Disruptions in financial markets could negatively impact the ability of our customers to pay their obligations to us in a timely manner and increase our counterparty risk. If economic conditions worsen, we may face reduced demand and an increase, relative to historical levels, in the time it takes to receive customer payments. If we are not able to adjust our business in a timely and effective manner to changing economic conditions, our business, results of operations and financial condition may be materially adversely affected.

If we do not effectively manage our credit risk or collect on our accounts receivable, it could have a material adverse effect on our business, financial condition, and results of operations.

        Failure to manage our credit risk and receive timely payments on our customer accounts receivable may result in the write-off of customer receivables. If we are not able to manage credit risk, or if a large number of customers should have financial difficulties at the same time, our credit and equipment losses would increase above historical levels. If this should occur, our business, financial condition, and results of operations may be materially and adversely affected.

Where any forward-looking statement includes a statement of the assumptions or bases underlying such forward-looking statement, we caution that, while we believes such assumptions or bases to be reasonable and make them in good faith, assumed facts or bases almost always vary from actual results.

        The differences between assumed facts or bases and actual results can be material, depending upon the circumstances. The factors identified in this prospectus of which this registration statement forms a part are important factors (but not necessarily all of the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by us, or on our behalf.

        In any forward-looking statement where we, or our management, express an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished. Taking this into account, the following are identified as important factors that could cause actual results to differ materially from those expressed in any forward-looking statement made by, or on behalf of, us:

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  risks related to diverting management's attention from ours;

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  the level of supply and demand for natural resources;

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  failure by our customers to reach positive final investment decisions on, or otherwise not complete, projects with respect to which we have been awarded contracts to provide related accommodation, which may cause those customers to terminate or postpone the contracts;

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  the availability of attractive oil and natural gas field assets, which may be affected by governmental actions or environmental activists;

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  fluctuations in the current and future prices of natural resources;

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  fluctuations in currency exchange rates;

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  general global economic conditions and the pace of global economic growth;

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  changes in tax laws, tax treaties. or tax regulations or the interpretation or enforcement thereof, including taxing authorities not agreeing with our assessment of the effects of such laws, treaties and regulations;

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  global weather conditions and natural disasters;

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  our ability to hire and retain skilled personnel;

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  the availability and cost of capital; and

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  the development of new projects, including whether such projects will continue in the future.

        Such risks and uncertainties are beyond our ability to control, and in many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements.

Prior to the completion of the Business Combination, Target Parent was owned by the Algeco Seller, and Signor Parent was owned by the Arrow Seller and did not operate together as Target Hospitality, though they were under common control. Target Parent's and Signor Parent's historical financial information is not representative of the results we would have achieved as a separate, publicly-traded company and may not be a reliable indicator of our future results.

        The historical information of Signor Parent and Target Parent refers to their respective businesses prior to the Business Combination. Accordingly, the historical financial information does not necessarily reflect the financial condition, results of operations or cash flows that we would have achieved as a separate, publicly-traded company during the periods presented or those that we will achieve in the future primarily as a result of the factors described below:

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  prior to the completion of the Business Combination, Signor Parent's and Target Parent's businesses were owned by the Arrow Seller and the Algeco Seller, respectively, as part of broader corporate organizations, rather than as an independent company. As such, these broader organizations performed various corporate functions for each entity suchas legal, treasury, accounting, auditing, human resources, corporate affairs and finance. Target Parent's and Signor Parent's historical financial results reflect allocations of corporate expenses from such functions and are likely to be less than the expenses Target Hospitality would have incurred had it operated as a separate publicly-traded company. Following the Business Combination, we are responsible for the cost related to such functions previously performed by each entity's previous corporate group;

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  prior to the completion of the Business Combination, decisions regarding capital raising and major capital expenditures for Signor Parent or Target Parent were done through the Arrow Seller or the Algeco Seller, respectively;

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  following the Business Combination, we may need to obtain additional financing from banks, through public offerings or private placements of debt or equity securities, strategic relationships or other arrangements; and

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  Signor Parent's and Target Parent's historical financial information prior to the Business Combination does not reflect the debt or the associated expenses that Target Hospitality has incurred as part of the Business Combination.

        Other significant changes may occur in our cost structure, management, financing and business operations as a result of operating as a company separate from the Algeco Seller and the Arrow Seller. For additional information about the past financial performance of Target Parent and Signor, without giving effect to the Business Combination and the basis of the presentation of the historical consolidated financial statements of Target Hospitality, see "Target Parent and Signor Parent's Combined Management's Discussion and Analysis of Financial Condition and Results of Operations," "Target Parent's Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Signor's Management's Discussion and Analysis of Financial Condition and Results of Operations," as well as the financial statements and accompanying notes included in the Closing 8-K.

We incur significantly increased costs as a result of operating as a public company, and our management will be required to devote substantial time to compliance efforts.

        Target Hospitality will incur significant legal, accounting, insurance, and other expenses as a result of being a public company. The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended (the "Dodd-Frank Act") and the Sarbanes-Oxley Act of 2002, as amended ("SOX"), as well as related rules implemented by the SEC, have required changes in corporate governance practices of public companies. In addition, rules that the SEC is implementing or is required to implement pursuant to the Dodd-Frank Act are expected to require additional change. Target Hospitality expects that compliance with these and other similar laws, rules and regulations, including compliance with Section 404 of SOX, will substantially increase its expenses, including legal and accounting costs, and make some activities more time-consuming and costly. It is possible that these expenses will exceed the increases projected by management. These laws, rules, and regulations may also make it more expensive to obtain director and officer liability insurance, and Target Hospitality may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage, which may make it more difficult for it to attract and retain qualified persons to serve on its board of directors or as officers. Although the JOBS Act may, for a limited period of time, somewhat lessen the cost of complying with these additional regulatory and other requirements, Target Hospitality nonetheless expects a substantial increase in legal, accounting, insurance, and certain other expenses in the future, which will negatively impact its results of operations and financial condition.

As a result of being a public company, we are subject to additional reporting and corporate governance requirements that will require additional management time, resources and expense.

        As a public company, we are obligated to file with the SEC annual and quarterly information and other reports that are specified in the Exchange Act. We are also subject to other reporting and corporate governance requirements under SOX, and the rules and regulations promulgated thereunder, all of which impose significant compliance and reporting obligations upon us and require us to incur additional expense in order to fulfill such obligations.

Our actual financial position and results of operations may differ materially from the unaudited pro forma financial information included in this prospectus.

        The unaudited pro forma condensed consolidated financial information in the Closing 8-K is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated. See the section entitled "Unaudited Pro Forma Condensed Consolidated Financial Information" attached as Exhibit 99.5 to the Closing 8-K for more information.

Certain benefits we expect from the Business Combination are based on projections and assumptions, which are uncertain and subject to change.

        Management has made certain estimates and assumptions with respect to certain benefits that it expects from the Business Combination that affect the reported amounts of earnings, assets, liabilities, revenues, expenses and related information included in our pro forma financial information herein, as well as Adjusted EBITDA, Run-Rate Adjusted EBITDA and other measures derived from that information. These estimates and assumptions may prove to be inaccurate or may change in the future, and actual results could differ materially from those estimates or assumptions. There can be no assurance that we will realize these benefits, including anticipated synergistic benefits, if any, as a result of the Business Combination. If the estimates are not realized or we do not achieve the perceived benefits of the Business Combination, including perceived benefits to our cash flows, Adjusted EBITDA, Run-Rate Adjusted EBITDA and earnings, as rapidly or to the extent anticipated, our business and financial results could be negatively affected.

Information Technology and Privacy Risks

Any failure of our management information systems could disrupt our business and result in decreased revenue and increased overhead costs.

        We depend on our management information systems to actively manage our facilities and provide facility information, and availability of our services. These functions enhance our ability to optimize facility utilization, occupancy, costs of goods sold, and average daily rate. The failure of our management information systems to perform as anticipated could damage our reputation with our customers, disrupt our business or result in, among other things, decreased revenue and increased overhead costs. For example, an inaccurate utilization rate could cause us to fail to have sufficient inventory to meet consumer demand, resulting in decreased sales. Any such failure could harm our business, results of operations and financial condition. In addition, the delay or failure to implement information system upgrades and new systems effectively could disrupt our business, distract management's focus and attention from business operations and growth initiatives, and increase our implementation and operating costs, any of which could materially adversely affect our operations and operating results.

        Like other companies, our information systems may be vulnerable to a variety of interruptions due to events beyond our control, including, but not limited to, telecommunications failures, computer viruses, security breaches (including cyber-attacks), and other security issues. In addition, because our systems contain information about individuals and businesses, the failure to maintain the security of the data we hold, whether the result of our own error or the malfeasance or errors of others, could harm our reputation or give rise to legal liabilities leading to lower revenue, increased costs, regulatory sanctions, and other potential material adverse effects on our business, results of operations, and financial condition.

Our business could be negatively impacted by security threats, including cyber-security threats and other disruptions.

        We face various security threats, including cyber-security threats to gain unauthorized access to sensitive information or to render data or systems unusable; threats to the safety of our employees; threats to the security of our facilities and infrastructure or third-party facilities and infrastructure; and threats from terrorist acts. Although we utilize various procedures and controls to monitor these threats and mitigate our exposure to such threats, there can be no assurance that these procedures and controls will be sufficient in preventing security threats from materializing. If any of these events were to materialize, they could lead to losses of sensitive information, critical infrastructure, personnel or capabilities essential to our operations and could have a material adverse effect on our reputation, financial position, results of operations or cash flows. Cyber-security attacks in particular are evolving and include, but are not limited to, malicious software, attempts to gain unauthorized access to data and other electronic security breaches that could lead to disruptions in critical systems, unauthorized release of confidential or otherwise protected information, and corruption of data. See "—Risks Relating to Our Business—Cyber-attacks could have a disruptive effect on our business."

Cyber-attacks could have a disruptive effect on our business.

        From time to time we may experience cyber-attacks, attempted and actual breaches of our information technology systems and networks or similar events, which could result in a loss of sensitive business or customer information, systems interruption or the disruption of our operations. The techniques that are used to obtain unauthorized access, disable or degrade service or sabotage systems change frequently and are difficult to detect for long periods of time, and we are accordingly unable to anticipate and prevent all data security incidents.

        Even if we are fully compliant with legal standards and contractual or other requirements, we still may not be able to prevent security breaches involving sensitive data. The sophistication of efforts by hackers to gain unauthorized access to information systems has continued to increase in recent years. Breaches, thefts, losses or fraudulent uses of customer, employee or company data could cause consumers to lose confidence in the security of our website, point of sale systems and other information technology systems and choose not to stay in our communities or contract with us in the future. Such security breaches also could expose us to risks of data loss, business disruption, litigation and other costs or liabilities, any of which could adversely affect our business.

Failure to keep pace with developments in technology could adversely affect our operations or competitive position.

        The specialty rental and hospitality services industry demands the use of sophisticated technology and systems for community management, procurement, operation of services across communities and other facilities, distribution of community resources to current and future customers and amenities. These technologies may require refinements and upgrades. The development and maintenance of these technologies may require significant investment by us. As various systems and technologies become outdated or new technology is required, we may not be able to replace or introduce them as quickly as needed or in a cost-effective and timely manner. As a result, we may not achieve the benefits it may have been anticipating from any new technology or system.

Risks Relating to Our Indebtedness

Our leverage may make it difficult for us to service our debt and operate our business.

        As of December 31, 2018, on a pro forma basis after giving effect to the completion of the Business Combination and the other transactions contemplated by the Merger Agreements (collectively, including the offering of the Notes and entry by Arrow Bidco into the New ABL Facility, the "Transactions"), Target Hospitality, through its wholly-owned indirect subsidiary, Arrow Bidco, would have had $380 million of total indebtedness consisting of $40 million of borrowings under the New ABL Facility and $340 million of Notes.

        Our leverage could have important consequences, including:

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  making it more difficult to satisfy our obligations with respect to our various debt (including the Notes) and liabilities;

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  requiring us to dedicate a substantial portion of our cash flow from operations to debt payments, thus reducing the availability of cash flow to fund internal growth through working capital and capital expenditures on our existing communities or new communities and for other general corporate purposes;

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  increasing our vulnerability to a downturn in our business or adverse economic or industry conditions;

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  placing us at a competitive disadvantage compared to our competitors that have less debt in relation to cash flow and that, therefore, may be able to take advantage of opportunities that our leverage would prevent us from pursuing;

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  limiting our flexibility in planning for or reacting to changes in our business and industry;

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  restricting us from pursuing strategic acquisitions or exploiting certain business opportunities or causing us to make non-strategic divestitures; and

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  limiting, among other things, our ability to borrow additional funds or raise equity capital in the future and increasing the costs of such additional financings.

        Our ability to meet our debt service obligations, including those under the New ABL Facility and the Notes, or to refinance our debt depends on our future operating and financial performance, which will be affected by our ability to successfully implement our business strategy as well as general economic, financial, competitive, regulatory and other factors beyond our control. If our business does not generate sufficient cash flow from operations, or if future borrowings are not available to us in an amount sufficient to enable us to pay our indebtedness or to fund our other liquidity needs, we may need to refinance all or a portion of our indebtedness on or before the maturity thereof, sell assets, reduce or delay capital investments or seek to raise additional capital, any of which could have a material adverse effect on our operations. In addition, we may not be able to affect any of these actions, if necessary, on commercially reasonable terms or at all. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of our existing or future debt instruments may limit or prevent us from taking any of these actions. If we default on the payments required under the terms of certain of our indebtedness, that indebtedness, together with debt incurred pursuant to other debt agreements or instruments that contain cross-default or cross-acceleration provisions, may become payable on demand, and we may not have sufficient funds to repay all of our debts. As a result, our inability to generate sufficient cash flow to satisfy our debt service obligations, or to refinance or restructure our obligations on commercially reasonable terms or at all, would have an adverse effect, which could be material, on our business, financial condition and results of operations, as well as on our ability to satisfy our debt obligations.

        We and our subsidiaries may be able to incur substantial additional indebtedness (including additional secured obligations) in the future following the Business Combination. Although the Indenture and the New ABL Facility contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of significant qualifications and exceptions, and under certain circumstances, the amount of indebtedness that could be incurred in compliance with these restrictions could be substantial. See "Description of Material Indebtedness" in the Closing 8-K. If new debt, including future additional secured obligations, is added to our and our subsidiaries' existing debt levels, the related risks that we now face would increase.

Global capital and credit markets conditions could materially adversely affect our ability to access the capital and credit markets or the ability of key counterparties to perform their obligations to it.

        Although we believe the banks participating in the New ABL Facility have adequate capital and resources, we can provide no assurance that all of those banks will continue to operate as a going concern in the future. If any of the banks in our lending group were to fail, it is possible that the borrowing capacity under the New ABL Facility would be reduced. Further, practical, legal, and tax limitations may also limit our ability to access the cash available to certain businesses within our group to service the working capital needs of other businesses within our group. In the event that the availability under the New ABL Facility were reduced significantly, we could be required to obtain capital from alternate sources in order to finance our capital needs. The options for addressing such capital constraints would include, but would not be limited to, obtaining commitments from the remaining banks in the lending group or from new banks to fund increased amounts under the terms of the New ABL Facility, and accessing the public capital markets. In addition, we may delay certain capital expenditures to ensure that we maintain appropriate levels of liquidity. If it becomes necessary to access additional capital, any such alternatives could have terms less favorable than those terms under the New ABL Facility, which could have a material adverse effect on our business, results of operations, financial condition, and cash flows.

        In addition, in the future we may need to raise additional funds to, among other things, refinance existing indebtedness, fund existing operations, improve or expand its operations, respond to competitive pressures or make acquisitions. If adequate funds are not available on acceptable terms, we may be unable to achieve our business or strategic objectives or compete effectively. Our ability to pursue certain future opportunities may depend in part on our ongoing access to debt and equity capital markets. We cannot assure Noteholders that any such financing will be available on terms satisfactory to us or at all. If we are unable to obtain financing on acceptable terms, we may have to curtail our growth.

        Economic disruptions affecting key counterparties could also have a material adverse effect on our business. We monitor the financial strength of our larger customers, derivative counterparties, lenders, and insurance carriers on a periodic basis using publicly-available information in order to evaluate its exposure to those who have or who it believes may likely experience significant threats to their ability to adequately perform their obligations to it. The information available will differ from counterparty to counterparty and may be insufficient for us to adequately interpret or evaluate our exposure and/or determine appropriate or timely responses.

We are, and may in the future become, subject to covenants that limit our operating and financial flexibility and, if we default under our debt covenants, we may not be able to meet our payment obligations.

        The New ABL Facility and the Indenture, as well as any instruments that will govern any future debt obligations, contain covenants that impose significant restrictions on the way the Holdco Acquiror and its subsidiaries can operate, including restrictions on the ability to:

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  incur or guarantee additional debt and issue certain types of stock;

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  create or incur certain liens;

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  make certain payments, including dividends or other distributions, with respect to our equity securities;

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  prepay or redeem junior debt;

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  make certain investments or acquisitions, including participating in joint ventures;

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  engage in certain transactions with affiliates;

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  create unrestricted subsidiaries;

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  create encumbrances or restrictions on the payment of dividends or other distributions, loans or advances to, and on the transfer of, assets to the issuer or any restricted subsidiary;

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  sell assets, consolidate or merge with or into other companies;

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  sell or transfer all or substantially all our assets or those of our subsidiaries on a consolidated basis; and

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  issue or sell share capital of certain subsidiaries.

        Although these limitations will be subject to significant exceptions and qualifications, these covenants could limit our ability to finance future operations and capital needs and our ability to pursue acquisitions and other business activities that may be in our interest. The Holdco Acquiror and its subsidiaries' ability to comply with these covenants and restrictions may be affected by events beyond our control. These include prevailing economic, financial and industry conditions. If the Holdco Acquiror and its subsidiaries defaults on their obligations under the New ABL Facility and the Indenture, then the relevant lenders or holders could elect to declare the debt, together with accrued and unpaid interest and other fees, if any, immediately due and payable and proceed against any collateral securing that debt. If the debt under the New ABL Facility, the Indenture or any other material financing arrangement that we enter into were to be accelerated, our assets may be insufficient to repay in full the New ABL Facility, the Notes and our other debt.

        The New ABL Facility will also require our subsidiaries to satisfy specified financial maintenance tests in the event that certain excess liquidity requirements are not satisfied. The ability to meet these tests could be affected by deterioration in our operating results, as well as by events beyond our control, including increases in raw materials prices and unfavorable economic conditions, and we cannot assure Noteholders that these tests will be met. If an event of default occurs under the New ABL Facility, the lenders thereunder could terminate their commitments and declare all amounts borrowed, together with accrued and unpaid interest and other fees, to be immediately due and payable. Borrowings under other debt instruments that contain cross-acceleration or cross-default provisions also may be accelerated or become payable on demand. In these circumstances, Target Hospitality's assets may not be sufficient to repay in full that indebtedness and its other indebtedness then outstanding.

        The amount of borrowings permitted at any time under the New ABL Facility will be subject to compliance with limits based on a periodic borrowing base valuation of the borrowing base assets thereunder. As a result, our access to credit under the New ABL Facility will potentially be subject to significant fluctuations depending on the value of the borrowing base of eligible assets as of any measurement date, as well as certain discretionary rights of the agent in respect of the calculation of such borrowing base value. As a result of any change in valuation, the availability under the New ABL Facility may be reduced, or we may be required to make a repayment of the New ABL Facility, which may be significant. The inability to borrow under the New ABL Facility or the use of available cash to repay the New ABL Facility as a result of a valuation change may adversely affect our liquidity, results of operations and financial position.

Restrictions in Arrow Bidco's existing and future debt agreements could limit our growth and our ability to respond to changing conditions.

        The New ABL Facility contains a number of significant covenants including covenants restricting the incurrence of additional debt. The credit agreement governing the New ABL Facility requires Arrow Bidco, among other things, to maintain certain financial ratios or reduce our debt. These restrictions also limit our ability to obtain future financings to withstand a future downturn in our business or the economy in general, or to otherwise conduct necessary corporate activities. We may also be prevented from taking advantage of business opportunities that arise because of the limitations that the restrictive covenants under the New ABL Facility and the indenture governing the Notes impose on us. In addition, complying with these covenants may also cause us to take actions that are not favorable to our security holders and may make it more difficult for us to successfully execute our business strategy and compete against companies that are not subject to such restrictions.

Credit rating downgrades could adversely affect our businesses, cash flows, financial condition and operating results.

        Arrow Bidco's credit ratings will impact the cost and availability of future borrowings, and, as a result, cost of capital. Arrow Bidco's ratings reflect each rating agency's opinion of our financial strength, operating performance and ability to meet our debt obligations. Each rating agency will review these ratings periodically and there can be no assurance that such ratings will be maintained in the future. A downgrade in Arrow Bidco's rating could adversely affect our businesses, cash flows, financial condition and operating results.

Risks Related to this Offering and our Common Stock

The price of our Common Stock may be volatile, which could cause the value of your investment to decline.

        The market price of our Common Stock has fluctuated, and may in the future continue to fluctuate, significantly from time to time, and may be influenced by many factors, some of which are beyond our control, including those described in this "Risk Factors" section and the following:

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  the factors described above under the heading "Cautionary Note Regarding Forward-Looking Statements;"

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  the risk factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018; and

  •
  the risk factors described in the Closing 8-K.

        Broad market fluctuations or any failure of our operating results in a particular quarter to meet market expectations may adversely affect the market price of shares of our Common Stock and the value of your investment. Occasionally, periods of volatility in the market price of a company's securities may lead to the institution of securities class action litigation against a company. If we are subject to such volatility in the price of shares of our Common Stock, we may be the target of such securities litigation in the future. Such legal action could result in substantial costs to defend our interests and a diversion of management's attention and resources, each of which would have a material adverse effect on our business and operating results and the market price of shares of Common Stock may decline.

The Warrants (as defined below) will become exercisable for our Common Stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders.

        We have 10,833,316 outstanding Public Warrants (as defined below) exercisable for 10,833,316 shares of Common Stock at an exercise price of $11.50 per share, which become exercisable on April 15, 2019. In addition, there are 5,333,334 Private Warrants (as defined below) outstanding exercisable for 5,333,334 shares of Common Stock at an exercise price of $11.50 per share, which become exercisable on April 15, 2019. To the extent such Warrants are exercised, additional shares of Common Stock will be issued, which will result in dilution to the holders of our Common Stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our Common Stock.

Sales of a significant number of shares of our Common Stock in the public markets, or the perception of the likelihood of such sales, could depress the market price of shares of our Common Stock.

        Sales of a substantial number of shares of our Common Stock in the public markets and the availability of those shares for sale could adversely affect the market price of our Common Stock. Such sales, or the perception in the market that holders of a large number of shares intend to sell shares, could depress the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity securities. On the Closing Date, in connection with the closing of the Business Combination, the Company, the Arrow Seller, the Algeco Seller, and certain other parties named on the signature pages thereto, entered into the Amended and Restated Registration Rights Agreement, dated March 15, 2019 (the "Registration Rights Agreement"), which provides such initial investors, the Arrow Seller and the Algeco Seller with certain demand, shelf and piggyback registration rights covering all shares of Common Stock and warrants to purchase shares of Common Stock owned by each holder, until such shares or warrants, as applicable, cease to be "Registrable Securities" as defined in the Registration Rights Agreement. The Registration Rights Agreement provides each of Arrow Seller, the Algeco Seller and certain of the initial investors (the "Initiating Holders") the right to request an unlimited number of demands at any time following the Closing Date and customary shelf registration rights, subject to certain conditions. In addition, the agreement grants each of Arrow Seller, the Algeco Seller and the Initiating Holders piggyback registration rights with respect to registration statements filed subsequent to the Closing Date. We cannot predict the effect that future sales of Common Stock or other equity-related securities would have on the market price of our Common Stock.

Shares held by Harry E. Sloan, Jeff Sagansky and Eli Baker (together, the "Founder Group") will be subject to transfer restrictions under the earnout agreement entered into on the Closing Date with the Company (the "Earnout Agreement") for three years, subject to early release in certain circumstances. Upon release, significant sales of such shares could have a negative impact on the trading price of our stock.

        Sales of substantial amounts of our Common Stock in the public market, or the perception that such sales could occur, could adversely affect the market price of our Common Stock and could materially impair our future ability to raise capital through offerings of Common Stock or other equity securities.

        We have 105,232,933 shares of Common Stock outstanding. On the Closing Date, the Founder Group agreed to place 5,015,898 Founder Shares held by them in escrow (the "Restricted Shares") to be subject to transfer restrictions for a period of three years, subject to early release, pursuant to the Earnout Agreement. Assuming such shares are released to the Founder Group in accordance with the Earnout Agreement, we cannot predict what effect, if any, market sales of Common Stock held by the Founder Group or any other shareholder or the availability of these shares for future sale will have on the market price of our Common Stock.

If securities or industry analysts cease to publish research, or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

        The trading market for our Common Stock will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. In addition, if our operating results fail to meet the forecasts of analysts, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

We do not intend to pay dividends on our Common Stock so any returns will be limited to the value of our Common Stock.

        We have never declared or paid any cash dividends on our Common Stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will therefore be limited to the appreciation of their stock

Our principal stockholder controls a majority of our outstanding Common Stock and will continue to following this offering, and it may take actions or have interests that may be adverse to or conflict with those of our other stockholders and may materially adversely affect the price of our Common Stock.

        The Algeco Seller and the Arrow Seller, entities controlled by TDR Capital LLP, together beneficially owned approximately 71.1% of our outstanding shares of Common Stock as of April 9, 2019. Moreover, TDR Capital LLP's ownership of our Common Stock may also adversely affect the trading price for our Common Stock to the extent investors perceive disadvantages in owning shares of a company with a majority stockholder or in the event TDR Capital LLP takes any action with its shares that could result in an adverse impact on the price of our Common Stock, including any pledge or other use of its share of our Common Stock in connection with a loan.

USE OF PROCEEDS

        All of the shares of Common Stock offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their respective accounts. We will not receive any of the proceeds from these sales.

        The Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of their shares of Common Stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

 SELLING STOCKHOLDERS

        This prospectus relates to the possible resale by the Selling Stockholders of up to 82,911,327 shares of Common Stock. Of these shares, 74,786,327 are subject to restrictions on transfer until September 11, 2019 and 8,125,000 are subject to restrictions on transfer until the earlier of (i) March 15, 2020 or (ii) such date on which the Common Stock as reported on Nasdaq or any other national securities exchange exceeds $12.00 per share for at least 20 out of 30 trading days commencing not earlier than August 12, 2019 as set forth below in the section "—Material Relationships with the Selling Stockholders—Transactions Related to the Business Combination." The securities being registered by the registration statement of which this prospectus forms a part are being registered pursuant to the Registration Rights Agreement.

        On July 14, 2017, Platinum Eagle issued 11,500,000 Class B ordinary shares, par value $0.0001 per share, of the Company (the "Founder Shares") as set forth below in the section "—Material Relationships with the Selling Securityholders—Transactions Related to our Initial Public Offering—Founder Shares." The issuance of such securities was exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof and/or Regulation D promulgated thereunder.

        On March 15, 2019, as partial consideration for the Business Combination, we issued 49,100,000 shares of Common Stock in a private placement to the Arrow Seller and 25,686,327 shares of Common Stock to the Algeco Seller and granted certain registration rights to each of the Arrow Seller and the Algeco Seller in connection therewith. The issuance of such securities was exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof and/or Regulation D promulgated thereunder.

        The Selling Stockholders may from time to time offer and sell any or all of the shares of Common Stock set forth below pursuant to this prospectus. When we refer to the "Selling Stockholders" in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Stockholders' interest in the shares of Common Stock after the date of this prospectus.

        The following table sets forth, as of the date of this prospectus, the name of the Selling Stockholders for which we are registering the shares of Common Stock for resale to the public, and the aggregate principal amount that the Selling Stockholders may offer pursuant to this prospectus. In calculating percentages of shares of Common Stock owned by a particular holder, we treated as outstanding the number of shares of Common Stock issuable upon exercise of that particular holder's warrants, if any, and did not assume exercise of any other holder's warrants.

        We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of such shares of Common Stock. In addition, the Selling Stockholders may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Common Stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus.

        Selling Stockholder information for each additional Selling Stockholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Stockholder's securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Stockholder and the number of shares and warrants registered on its behalf. A Selling Stockholder may sell all, some or none of such securities in this offering. See "Plan of Distribution."

        All information contained in the table below and the footnotes thereto is based upon information provided to us by the Selling Stockholders. The percentage of our shares owned after the offering is based on 105,232,933 shares of Common Stock outstanding as of April 9, 2019. Unless otherwise indicated in the footnotes to this table, we believe that each of the Selling Stockholders named in this table has sole voting power with respect to the shares of Common Stock indicated as beneficially owned.

        Unless otherwise indicated, the address of each beneficial owner listed on the table below is 2170 Buckthorne Place, Suite 440, The Woodlands, Texas 77380. Except as indicated below or as otherwise described in this prospectus, each of the Selling Stockholders has represented to us that it is not a registered broker-dealer or affiliated with a registered broker-dealer.

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to the Offering	Percentage Beneficially Owned Before the Offering	Shares of Common Stock to be Sold in the Offering	Percentage Beneficially Owned to be Sold in the Offering	Shares of Common Stock Beneficially Owned After the Offering	Percentage Beneficially Owned After the Offering
Alan Mnuchin(1)	15,000	*	15,000	100.0%	—	—
Algeco Investments B.V.(2)	25,686,327	24.4%	25,686,327	100.0%	—	—
Arrow Holdings S.à r.l.(3)	49,100,000	46.7%	49,100,000	100.0%	—	—
Eli Baker(4)	1,271,667	1.2%	805,000	63.3%	468,667	*
Fredric D. Rosen(5)	353,334	*	20,000	5.7%	333,334	*
Harry E. Sloan(6)	6,358,333	5.9%	4,025,000	63.3%	2,333,333	2.2%
James Graf(7)	24,000	*	20,000	83.3%	4,000	*
Jeff Sagansky(8)	5,086,666	4.7%	3,220,000	63.3%	1,916,666	1.8%
Joshua Kazam(9)	353,334	*	20,000	5.7%	333,334	*

*
Less than 1%

(1)
The business address of Mr. Mnuchin is 888 Seventh Ave., 15th Floor, New York, NY 10019.

(2)
The business address of Algeco Investments B.V. is Naritaweg 165, Telestone, 1043 BW, Amsterdam, the Netherlands. Manjit Dale and Stephen Robertson are the founding partners of TDR Capital LLP ("TDR Capital"). TDR Capital is the sole shareholder of TDR Capital Nominees Limited, which holds 93% of the share capital of Algeco Holding S.à r.l. on behalf of TDR Capital II Investments LP pursuant to a declaration of trust. Algeco Holding S.à r.l. is the controlling shareholder of Algeco Limited Partnership SLP, which is the controlling shareholder of Algeco Global S.à r.l., which is the controlling shareholder of Algeco Investments 1 S.à r.l., which is the sole shareholder of Algeco Investments 2 S.à r.l. ("Algeco Investments 2"), which is the sole shareholder of Algeco Investments 3 S.à r.l. ("Algeco Investments 3"). Algeco Investments 3 holds 40% of the share capital of Algeco Investments B.V. and Algeco Investments 2 holds the remaining 60%. Each of TDR Capital II Investments LP, TDR Capital LLP, Stephen Robertson and Manjit Dale (the "TDR Persons") may be deemed to be the beneficial owner of all or a portion of the shares of Common Stock held by Algeco Investments B.V. Each of the TDR Persons disclaims beneficial ownership of the shares of Common Stock held by Algeco Investments B.V., except to the extent of its or his pecuniary interest therein.

(3)
The business address of Arrow Holdings S.à r.l. is 20, rue Eugène Ruppert, L-2453, Luxembourg. Manjit Dale and Stephen Robertson are the founding partners of TDR Capital. TDR Capital is the sole shareholder of TDR Capital Nominees Limited, which holds a controlling interest of Arrow Holdings S.à r.l. on behalf of TDR Capital II Investments LP pursuant to a declaration of trust. Each of the TDR Persons may be deemed to be the beneficial owner of all or a portion of the shares of Common Stock held by Arrow Holdings S.à r.l. Each of the TDR Persons disclaims beneficial ownership of the shares of Common Stock held by the Arrow Holdings S.à r.l., except to the extent of its or his pecuniary interest therein.

(4)
Reflects (i) 466,667 shares of Common Stock issuable upon exercise of 466,667 Private Warrants and (ii) 807,000 shares of Common Stock, including 501,590 shares of Common Stock which were deposited into escrow at the closing of the Business Combination and will be released in accordance with the terms of the Earnout Agreement (as defined below) and the Escrow Agreement (as defined below). While such shares are held in escrow, Mr. Baker will not have the ability to transfer or vote such shares.

(5)
The business address of Mr. Rosen is 2121 Avenue of the Stars, Suite 2300, Los Angeles, CA 90067. Reflects (i) 20,000 shares of Common Stock, (ii) 266,666 shares of Common Stock issuable upon exercise of 266,666 Private Warrants held by Mr. Rosen, and (iii) 66,668 shares of Common Stock issuable upon exercise of 66,668 Private Warrants held by trusts of which Mr. Rosen is Trustee.

(6)
The business address of Mr. Sloan is 2121 Avenue of the Stars, Suite 2300, Los Angeles, CA 90067. Reflects (i) 4,025,000 shares of Common Stock and (ii) 2,333,333 shares of Common Stock issuable upon exercise of 2,333,333 Private Warrants.

(7)
The business address of Mr. Graf is 2121 Avenue of the Stars, Suite 2300, Los Angeles, CA 90067. Reflects (i) 20,000 shares of Common Stock and (ii) 4,000 shares of Common Stock issuable upon exercise of 4,000 Public Warrants.

(8)
Reflects (i) 1,866,666 shares of Common Stock issuable upon exercise of 1,866,666 Private Warrants and (ii) 3,270,000 shares of Common Stock, including 2,006,359 shares of Common Stock which were deposited into escrow at the closing of the Business Combination and will be released in accordance with the terms of the Earnout Agreement (as defined below) and the Escrow Agreement (as defined below). While such shares are held in escrow, Mr. Sagansy will not have the ability to transfer or vote such shares.

(9)
The business address of Mr. Kazam is c/o Two River, 629 Fifth Ave., 12th Floor, New York, NY 10022. Reflects (i) 20,000 shares of Common Stock and (ii) 333,334 shares of Common Stock issuable upon exercise of 333,334 Private Warrants.

Material Relationships with the Selling Stockholders

Transactions Related to our Initial Public Offering

Founder Shares

        On July 14, 2017, Platinum Eagle Acquisition LLC (the "Sponsor") received 11,500,000 Class B ordinary shares, par value $0.0001 per share, of the Company in exchange for a capital contribution of $25,000, or $0.002 per share. In December 2017, the Sponsor surrendered 2,875,000 of its Founder Shares to the Company for no consideration, resulting in the Sponsor holding an aggregate of 8,625,000 Founder Shares. On December 22, 2017, the Sponsor transferred 4,226,250 Founder Shares to Harry E. Sloan for a purchase price of $8,452.50 (the same per-share price initially paid by the Sponsor), resulting in the Sponsor holding 4,398,750 Founder Shares. In connection with the underwriters' partial exercise of their over-allotment option prior to the closing of the IPO, on January 16, 2018, the Sponsor and Harry E. Sloan surrendered an aggregate of 500,000 Founder Shares (consisting of 255,000 by the Sponsor and 245,000 by Harry E. Sloan) to the Company for no consideration, resulting in the Sponsor holding 4,143,750 Founder Shares and Harry E. Sloan holding 3,981,250 Founder Shares. On January 22, 2019, the Sponsor transferred an aggregate of 75,000 Founder Shares held by it to each of James A. Graf, Joshua Kazam, Alan Mnuchin and Fredric Rosen for an aggregate purchase price of approximately $230 (the same per-share price initially paid by the Sponsor), resulting in the Sponsor holding 4,068,750 Founder Shares. On March 13, 2019, the Sponsor transferred the 4,068,750 Founder Shares held by it to each of Jeff Sagansky, Eli Baker and Harry Sloan, resulting in the Sponsor holding no Founder Shares.

        In connection with the Domestication and the Business Combination, each of the issued and outstanding Founder Shares automatically converted, by operation of law, into shares of Common Stock.

        The holders of Founder Shares have agreed not to transfer, assign or sell any of their Founder Shares until the earlier of (A) March 15, 2020, or earlier if, subsequent to the Business Combination, the closing price of the Company's Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, and (B) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction after the Business Combination that results in all of the Company's stockholders having the right to exchange their shares of Common Stock for cash, securities or other property (the "Lock Up Period").

        In addition to the foregoing, certain of the Founder Shares are subject to additional transfer restrictions as described under "Transactions Related to the Business Combination—Earnout Agreement" and "Transactions Related to the Business Combination—Escrow Agreement" below.

Private Warrants

        The Sponsor, Harry E. Sloan, Joshua Kazam, Fredric D. Rosen, the Sara L. Rosen Trust and the Samuel N. Rosen 2015 Trust purchased from the Company 5,333,334 Private Warrants in the aggregate at a price of $1.50 per warrant (an aggregate purchase price of $8.0 million) in a private placement that occurred simultaneously with the completion of the Company's IPO. Each Private Warrant entitles the holder to purchase one share of Common Stock at a price of $11.50 per share. The Private Warrants (including the shares of Common Stock issuable upon exercise of the Private Warrants) will not be transferable, assignable or salable until April 15, 2019 (i.e., 30 days after the Closing), and they will be non-redeemable so long as they are held by the initial purchasers of the Private Warrants or their permitted transferees. If the Private Warrants are held by someone other than the initial purchasers of the Private Warrants or their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants. Otherwise, the Private Warrants have terms and provisions that are identical to those of the Public Warrants and have no net cash settlement provisions.

Administrative Services Fee

        Until the consummation of the Business Combination, we reimbursed an affiliate of the Sponsor for office space, secretarial and administrative services provided to members of Platinum Eagle's management team in an amount up to $15,000 per month when such space and/or services were utilized and Platinum Eagle did not pay a third party directly for such services.

Transactions Related to the Business Combination

Earnout Agreement

        On the Closing Date, in connection with the closing of the Business Combination, Company entered into the Earnout Agreement with the Founder Group, pursuant to which, on the Closing Date, the Founder Group placed 5,015,898 Founder Shares held by it in escrow, to be released at any time during the period of three years following the Closing Date upon the occurrence of the following triggering events: (i) 50% of the Restricted Shares will be released to the Founder Group if the closing price of the shares of Common Stock, as reported on Nasdaq, exceeds $12.50 per share for 20 of any 30 consecutive trading days and (ii) the remaining 50% of the Restricted Shares will be released to the Founder Group if the closing price of the shares of Common Stock, as reported on Nasdaq, exceeds $15.00 per share for 20 of any 30 consecutive trading days, in each case subject to certain notice mechanics.

        The Earnout Agreement is subject to termination upon: (i) mutual written consent of the parties; (ii) termination of the Signor Merger Agreement; or (iii) the earlier of the expiration of the time periods set forth therein and the depletion of all of the Restricted Shares from the escrow account.

Escrow Agreement

        On the Closing Date, pursuant to the terms and conditions of the Earnout Agreement described above, the Company, the Founder Group and Continental Stock Transfer & Trust Company, as escrow agent, entered into an escrow agreement (the "Escrow Agreement") that provides for, among other things, holding the Restricted Shares in an escrow account until such time as the Restricted Shares are to be released by the escrow agent to the Founder Group upon the occurrence of certain triggering events as described above and in the Earnout Agreement. All voting rights and other shareholder rights with respect to the Restricted Shares shall be suspended until such Restricted Shares are released from the escrow account.

        The Escrow Agreement will terminate on the earlier of the termination of the Earnout Agreement and five calendar days after all of the Restricted Shares have been released.

Amended and Restated Registration Rights Agreement

        On the Closing Date, in connection with the closing of the Business Combination, the Company, the Arrow Seller, the Algeco Seller, and certain other parties named on the signature pages thereto, entered into the Registration Rights Agreement which provides the parties thereto with certain demand, shelf and piggyback registration rights covering all shares of Common Stock and warrants to purchase shares of Common Stock owned by each holder, until such shares or warrants, as applicable, cease to be "Registrable Securities" as defined in the Registration Rights Agreement. The Registration Rights Agreement provides each of Arrow Seller, the Algeco Seller and certain of the initial investors (the "Initiating Holders") the right to request an unlimited number of demands at any time following the Closing Date and customary shelf registration rights, subject to certain conditions. In addition, the agreement grants each of Arrow Seller, the Algeco Seller and the Initiating Holders piggyback registration rights with respect to registration statements filed subsequent to the Closing Date. Except for certain permitted transfers, none of the Arrow Seller, the Algeco Seller or any of their permitted transferees shall transfer any "Registrable Securities" beneficially owned by such holders until such date that is 180 days from the Closing Date. In addition, except for the Restricted Shares held in escrow, as described above, all "Registrable Securities" held by the Founder Group may not be transferred until the earlier of (1) such date that is one year from the Closing Date and (2) such date in which the common stock of Target Hospitality as reported on Nasdaq exceeds $12.00 per share for at least 20 out of 30 trading days commencing not earlier than 150 days following the Closing Date. The Company is responsible for all Registration Expenses (as defined in the Registration Rights Agreement) in connection with any demand, shelf or piggyback registration by any of the Initiating Holders. The registration rights under the Registration Rights Agreement are subject to customary lock-up provisions.

PLAN OF DISTRIBUTION

        We are registering 82,911,327 shares of Common Stock for possible sale by the Selling Stockholders. Of these shares, 74,786,327 are subject to restrictions on transfer until September 11, 2019 and 8,125,000 are subject to restrictions on transfer until March 15, 2020 or earlier, as described herein under the heading "Selling Stockholders." We will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders pursuant to this prospectus.

        We are required to pay all fees and expenses incident to the registration of the shares of Common Stock to be offered and sold pursuant to this prospectus.

        The shares of Common Stock beneficially owned by the Selling Stockholders covered by this prospectus may be offered and sold from time to time by the Selling Stockholders. The term "Selling Stockholders" includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Subject to the provisions of our Securities Trading Policy, the Selling Stockholders may sell their shares by one or more of, or a combination of, the following methods:

  •
  purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

  •
  ordinary brokerage transactions and transactions in which the broker solicits purchasers;

  •
  block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  an over-the-counter distribution in accordance with the rules of Nasdaq;

  •
  through trading plans entered into by a Selling Stockholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

  •
  to or through underwriters or broker-dealers;

  •
  in "at the market" offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

  •
  in privately negotiated transactions;

  •
  in options transactions;

  •
  through a combination of any of the above methods of sale; or

  •
  any other method permitted pursuant to applicable law.

        In addition, any shares that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 under the Securities Act rather than pursuant to this prospectus.

        To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. Subject to the provisions of our Securities Trading Policy, which is applicable to members of our Board of Directors, our executive officers and certain of their affiliates in connection with distributions of the shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Common Stock in the course of hedging the positions they assume with Selling Stockholders. The Selling Stockholders may also sell shares of Common Stock short and redeliver the shares to close out such short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

        Subject to the provisions of our Securities Trading Policy, as applicable, a Selling Stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Stockholder or borrowed from any Selling Stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Stockholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

        In effecting sales, broker-dealers or agents engaged by the Selling Stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Stockholders in amounts to be negotiated immediately prior to the sale.

        In offering the shares covered by this prospectus, the Selling Stockholders and any broker-dealers who execute sales for the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

        In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

        We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

        At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

DESCRIPTION OF SECURITIES

        The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our certificate of incorporation in its entirety for a complete description of the rights and preferences of our securities.

General

        The following is a description of our capital stock and certain provisions of our certificate of incorporation, bylaws and certain provisions of applicable law. The following is only a summary and is qualified by applicable law and by the provisions of our certificate of incorporation and bylaws, copies of which are included as exhibits to the registration statement of which this prospectus forms a part.

        We are incorporated in the State of Delaware. The rights of our stockholders are generally covered by Delaware law and our certificate of incorporation and bylaws. The terms of our capital stock are therefore subject to Delaware law, including the Delaware General Corporation Law.

Authorized and Outstanding Stock

        Our Certificate of Incorporation authorizes the issuance of 401,000,000 shares of capital stock, consisting of (i) 400,000,000 shares of Common Stock and (ii) 1,000,000 shares of Preferred Stock, par value $0.0001 per share ("Preferred Stock").

Common Stock

        This section describes the general terms and provisions of our Common Stock. For more detailed information, you should refer to our Certificate of Incorporation and Bylaws, copies of which have been filed with the SEC. These documents are also incorporated by reference into the registration statement of which this prospectus forms a part.

        The holders of shares of Common Stock possess all voting power for the election of our directors and all other matters requiring stockholder action and will at all times vote together as one class on all matters submitted to a vote of the stockholders of the Company. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders. Holders of Common Stock will be entitled to receive dividends if and when declared by our Board out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions. Upon liquidation, dissolution or winding-up of our Company, the holders of Common Stock will be entitled to receive an equal amount per share of all of our assets available for distribution, after the rights of the holders of any Preferred Stock have been satisfied. Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our common stock.

Preferred Stock

        This section describes the general terms and provisions of our Preferred Stock. For more detailed information, you should refer to our Certificate of Incorporation and Bylaws, copies of which have been filed with the SEC. These documents are also incorporated by reference into the registration statement of which this prospectus forms a part

        Preferred Stock may be issued from time to time in one or more series. Our Board can fix the rights, preferences and privileges applicable to the shares of each series and any of its qualifications, limitations or restrictions. Our Board is authorized, without stockholder approval, to issue Preferred Stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of our Board to issue Preferred Stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no Preferred Stock outstanding at the date hereof.

        Our board of directors will fix the designations, voting powers, preferences and rights of each series, as well as the qualifications, limitations or restrictions thereof, of the Preferred Stock of each series that we offer under any applicable prospectus or prospectus supplements in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of Preferred Stock we are offering before the issuance of that series of Preferred Stock. This description will include:

  •
  the title and stated value;

  •
  the number of shares we are offering;

  •
  the liquidation preference per share;

  •
  the purchase price per share;

  •
  the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

  •
  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

  •
  our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

  •
  the procedures for any auction and remarketing, if any;

  •
  the provisions for a sinking fund, if any;

  •
  the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

  •
  any listing of the Preferred Stock on any securities exchange or market;

  •
  whether the Preferred Stock will be convertible into our Common Stock or other securities of ours, including depositary shares and warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

  •
  whether the Preferred Stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

  •
  voting rights, if any, of the Preferred Stock;

  •
  preemption rights, if any;

  •
  restrictions on transfer, sale or other assignment, if any;

  •
  whether interests in the Preferred Stock will be represented by depositary shares;

  •
  a discussion of any material or special United States federal income tax considerations applicable to the Preferred Stock;

  •
  the relative ranking and preferences of the Preferred Stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

  •
  any limitations on issuances of any class or series of Preferred Stock ranking senior to or on a parity with the series of Preferred Stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

  •
  any other specific terms, rights, preferences, privileges, qualifications or restrictions of the Preferred Stock.

        The General Corporation Law of the State of Delaware, the state of our incorporation, provides that the holders of Preferred Stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our certificate of incorporation if the amendment would change the par value or, unless the certificate of incorporation provided otherwise, the number of authorized shares of the class or change the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Warrants

        We have outstanding warrants exercisable for 16,166,650 shares of Common Stock, consisting of: (i) 10,833,316 warrants, each exercisable for one share of Common Stock issued in connection with Platinum Eagle's initial public offering (the "Public Warrants") and (ii) 5,333,334 warrants, each exercisable for one share of Common Stock issued in a private placement in connection with our initial public offering, (the "Private Warrants," and together with the Public Warrants, the "Warrants") The Warrants were issued under a warrant agreement dated January 11, 2018, between Continental Stock Transfer & Trust Company, as warrant agent, and Platinum Eagle

Public Warrants

        Each Public Warrant entitles the registered holder to purchase one share of our Common Stock at a price of $11.50 per share, subject to adjustment, at any time. The Public Warrants will expire on March 15, 2024, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

        We may call the Public Warrants for redemption in whole and not in part, at a price of $0.01 per warrant, upon not less than 30 days' prior written notice of redemption to each warrant holder and if, and only if, the last reported sale price of the Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders.

        The Public Warrant holders do not have the rights or privileges of holders of Common Stock and any voting rights until they exercise their Public Warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

        Public Warrants may be exercised only for a whole number of shares of Common Stock. No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to the Public Warrant holder.

Private Warrants

        The founders of Platinum Eagle and our former independent directors purchased 5,333,334 Private Warrants at a price of $1.50 per Private Warrant for an aggregate purchase price of $8,000,00 in a private placement that occurred simultaneously with Platinum Eagle's initial public offering. The Private Warrants may be exercised at any time. So long as the Private Warrants are held by the initial shareholders or their permitted transferees, such warrants may be exercised on a cashless basis and will not be redeemable by us. If the Private Warrants are held by holders other than the initial shareholders or their permitted transferees, the Private Warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants. Otherwise, the Private Warrants have terms and provisions that are identical to those of the Public Warrants.

Dividends

        We have not paid any cash dividends on our common stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends is within the discretion of our Board. In addition, our Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, our ability to declare dividends is limited by restrictive covenants contained in the agreements governing the indebtedness of our subsidiaries.

Registration Rights

        On the Closing Date, in connection with the closing of the Business Combination, the Company, the Arrow Seller, the Algeco Seller, and certain other parties named on the signature pages thereto, entered into the Registration Rights Agreement which provides the parties thereto with certain demand, shelf and piggyback registration rights covering all shares of Common Stock and warrants to purchase shares of Common Stock owned by each holder, until such shares or warrants, as applicable, cease to be "Registrable Securities" as defined in the Registration Rights Agreement. The Registration Rights Agreement provides each of Arrow Seller, the Algeco Seller and the Initiating Holders the right to request an unlimited number of demands at any time following the Closing Date and customary shelf registration rights, subject to certain conditions. In addition, the agreement grants each of Arrow Seller, the Algeco Seller and the Initiating Holders piggyback registration rights with respect to registration statements filed subsequent to the Closing Date. Except for certain permitted transfers, none of the Arrow Seller, the Algeco Seller or any of their permitted transferees shall transfer any "Registrable Securities" beneficially owned by such holders until such date that is 180 days from the Closing Date. In addition, except for the Restricted Shares held in escrow, as described above, all "Registrable Securities" held by the Founder Group may not be transferred until the earlier of (1) such date that is one year from the Closing Date and (2) such date in which the common stock of Target Hospitality as reported on Nasdaq exceeds $12.00 per share for at least 20 out of 30 trading days commencing not earlier than 150 days following the Closing Date. The Company is responsible for all Registration Expenses (as defined in the Registration Rights Agreement) in connection with any demand, shelf or piggyback registration by any of the Initiating Holders. The registration rights under the Registration Rights Agreement are subject to customary lock-up provisions.

Certain Anti-Takeover Provisions of Delaware Law, the Company's Certificate of Incorporation and Bylaws

        We are subject to Section 203 of the DGCL, which we refer to as "Section 203," regulating corporate takeovers.

        Section 203 prevents certain Delaware corporations, under certain circumstances, from engaging in a "business combination" with:

  •
  a stockholder who owns fifteen percent (15%) or more of our outstanding voting stock (otherwise known as an "interested stockholder");

  •
  an affiliate of an interested stockholder; or

  •
  an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

        A "business combination" includes a merger or sale of more than ten percent (10%) of our assets. However, the above provisions of Section 203 do not apply if:

  •
  our Board approves the transaction that made the stockholder an "interested stockholder," prior to the date of the transaction;

  •
  after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least eighty-five percent (85%) of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

  •
  on or subsequent to the date of the transaction, the business combination is approved by our Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

        Our Certificate of Incorporation, bylaws and the DGCL contain provisions that could have the effect of rendering more difficult, delaying or preventing an acquisition deemed undesirable by our Board. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the members of our Board or taking other corporate actions, including effecting changes in our management. For instance, our Certificate of Incorporation provides that our Board is classified into three classes of directors. As a result, in most circumstances, a person can gain control of our Board only by successfully engaging in a proxy contest at three or more annual meetings.

        In addition, our Certificate of Incorporation does not provide for cumulative voting in the election of directors. Our Board is empowered to elect a director to fill a vacancy created by the expansion of the Board or the resignation, death, or removal of a director in certain circumstances; and our advance notice provisions require that stockholders must comply with certain procedures in order to nominate candidates to our Board or to propose matters to be acted upon at a stockholders' meeting.

        Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Rule 144

        Pursuant to Rule 144 of the Securities Act ("Rule 144"), a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

        Persons who have beneficially owned restricted shares of our Common Stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

  •
  one percent (1%) of the total number of shares of common stock then outstanding; or

  •
  the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

        Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

        Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, such as us. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

  •
  the issuer of the securities that was formerly a shell company has ceased to be a shell company;

  •
  the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

  •
  the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

  •
  at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

        Upon the closing of the Business Combination, the Company ceased to be a shell company and filed the Form 10 type information required.

Transfer Agent and Warrant Agent

        The transfer agent, warrant agent and escrow agent for our Common Stock and warrants is Continental Stock Transfer & Trust Company.

Listing of Securities

        Our Common Stock and Public Warrants are listed on Nasdaq under the symbols "TH" and "THWWW," respectively.

LEGAL MATTERS

        The validity of the shares of Common Stock offered by this prospectus has been passed upon for us by Allen & Overy LLP, New York.

EXPERTS

        The consolidated financial statements of Platinum Eagle Acquisition Corp. as of December 31, 2018 and 2017, for the year ended December 31, 2018 and the period from July 12, 2017 (date of inception) to December 31, 2017 have been incorporated by reference herein in reliance upon the report of WithumSmith+Brown, PC, independent registered public accounting firm, incorporated herein by reference, in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The combined financial statements of Algeco US Holdings LLC and Arrow Parent Corporation as of December 31, 2018 and 2017, and for the years then ended, appearing in the Company's Current Report on Form 8-K dated March 21, 2019 (File No. 001-38343) have been audited by Ernst & Young LLP ("EY"), independent registered public accounting firm, as set forth in their report therein, and incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The consolidated balance sheets of RL Signor Holdings, LLC and Subsidiaries as of December 31, 2017 and 2016, and the related consolidated statements of income, members' equity, and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

        We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are also available to the public through the SEC's Internet site at http://www.sec.gov.

        We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC's public reference room in Washington, D.C., as well as through the SEC's Internet site.

DOCUMENTS INCORPORATED BY REFERENCE

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from the SEC's web site at www.sec.gov. Our SEC filings are also available through our website at www.targethospitality.com. Information on or connected to our website does not constitute a part of this prospectus.

        This prospectus is part of a registration statement that we have filed with the SEC. The SEC allows us to "incorporate by reference" into this prospectus information contained in the documents we file with them, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede that information. We incorporate by reference the documents listed below:

  •
  our Definitive Proxy Statement/Prospectus, filed pursuant to Rule 424(b) with the SEC on February 19, 2019, as amended and supplemented (File No. 333-228363);

  •
  our Annual Report on Form 10-K for the year ended December 31, 2018;

  •
  our Current Reports on Form 8-K and 8-K/A, as applicable, filed with the SEC on January 16, 2019, February 20, 2019, March 7, 2019, March 11, 2019, March 14, 2019, March 21, 2019 and April 3, 2019 (to the extent such reports are filed, not furnished); and

  •
  the description of our securities contained in our Registration Statement on Form 8-A (File No. 001-38343), filed with the SEC on January 10, 2018, including any amendments or reports filed for the purpose of updating such description.

        We hereby further incorporate by reference additional documents that we may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on and after the date of this prospectus and after the date of the initial registration statement and prior to the effectiveness of the registration statement of which this prospectus is a part (other than information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K). These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and certain Current Reports on Form 8-K (or portions thereof) that are "filed" with the SEC, as well as proxy statements.

        You may obtain a copy of these filings at no cost, by contacting us at any of the following:

Target Hospitality Corp.
2170 Buckthorne Place, Suite 440
The Woodlands, TX 77380
Attention: Executive Vice President, General Counsel and Secretary
(800) 832-4242

        You should rely only on the information contained in or incorporated by reference into this prospectus and any free writing prospectus which we deliver to you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information provided by this prospectus, any document incorporated by reference herein or therein or in any free writing prospectus that we may authorize or provide to you is accurate only as of the date of that document. Our business, financial condition, results of operations and prospects may have changed since those dates. The shares of Common Stock are being offered and sold only in jurisdictions where offers and sales are permitted.

Target Hospitality Corp.

PART II

Information Not Required in Prospectus

Item 14.    Other Expenses of Issuance and Distribution.

Amount
SEC registration fee	$97,473.87
FINRA filing fee	—
Printing and engraving expenses	$25,000.00
Legal fees and expenses	$75,000.00
Accounting fees and expenses	$25,000.00
Miscellaneous	$10,000
Total(1)	$232,473.87

(1)
Does not include any fees or expenses in connection with any subsequent underwritten offering and any prospectus supplements prepared in connection therewith.

Item 15.    Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant's Certificate of Incorporation and Bylaws provide for indemnification by the Registrant of its directors and officers to the fullest extent permitted by the DGCL.

        Section 102(b)(7) of the DGCL permits a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The Registrant's Certificate of Incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

        The Registrant has entered into indemnification agreements with each of its directors and executive officers to provide contractual indemnification in addition to the indemnification provided in our Certificate of Incorporation. Each indemnification agreement provides for indemnification and advancements by the Registrant of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the Registrant or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. We believe that these provisions and agreements are necessary to attract qualified directors.

        The Registrant also maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the Registrant, and (2) to the

Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to any indemnification provision contained in the Registrant's Certificate of Incorporation and Bylaws or otherwise as a matter of law.

Item 16.    Exhibits.

Exhibit No.		Exhibit Description
2.1		Agreement and Plan of Merger among Platinum Eagle Acquisition Corp., Topaz Holdings Corp., Arrow Bidco, LLC and Algeco Investments B.V., dated as of November 13, 2018 (incorporated by reference to the corresponding exhibit to Platinum Eagle's Registration Statement on Form S-4, filed with the SEC on November 13, 2018).
2.2
Agreement and Plan of Merger among Platinum Eagle Acquisition Corp., Topaz Holdings Corp., Signor Merger Sub Inc. and Arrow Holdings S.a.r.l., dated as of November 13, 2018 (incorporated by reference to the corresponding exhibit to Platinum Eagle's Registration Statement on Form S-4, filed with the SEC on November 13, 2018).
2.3
Amendment to Agreement and Plan of Merger among Platinum Eagle Acquisition Corp., Topaz Holdings LLC., Arrow Bidco, LLC, Algeco Investments B.V. and Algeco US Holdings LLC, dated as of January 4, 2019 (incorporated by reference to the corresponding exhibit to Amendment No. 2 to Platinum Eagle's Registration Statement on Form S-4, filed with the SEC on January 4, 2019).
2.4
Amendment to Agreement and Plan of Merger, among Platinum Eagle Acquisition Corp., Topaz Holdings LLC, Signor Merger Sub LLC, Arrow Parent Corp. and Arrow Holdings S.a.r.l., dated as of January 4, 2019 (incorporated by reference to the corresponding exhibit to Amendment No. 2 to Platinum Eagle's Registration Statement on Form S-4, filed with the SEC on January 4, 2019).
3.1		Certificate of Incorporation of Target Hospitality Corp. (incorporated by reference to the corresponding exhibit to the Registrant's Current Report on Form 8-K, filed with the SEC on March 21, 2019).
3.2		Bylaws of Target Hospitality Corp. (incorporated by reference to the corresponding exhibit to the Registrant's Current Report on Form 8-K, filed with the SEC on March 21, 2019).
4.1
Form of Specimen Common Stock Certificate of Target Hospitality (incorporated by reference to the corresponding exhibit to the Registrant's Current Report on Form 8-K, filed with the SEC on March 21, 2019).
4.2		Form of Warrant Certificate of Target Hospitality (incorporated by reference to the corresponding exhibit to the Registrant's Current Report on Form 8-K, filed with the SEC on March 21, 2019).
4.3
Warrant Agreement between Platinum Eagle Acquisition Corp. and Continental Stock Transfer & Trust Company, dated as of January 11, 2018 (incorporated by reference to Exhibit 4.1 to Platinum Eagle's Current Report on Form 8-K, filed with the SEC on January 18, 2018).
5.1	*	Opinion of Allen & Overy LLP
10.1
ABL Credit Agreement dated March 15, 2019, by and among Arrow Bidco, Topaz Holdings, Target, Signor and each of their domestic subsidiaries, and the lenders named therein (incorporated by reference to the corresponding exhibit to the Registrant's Current Report on Form 8-K, filed with the SEC on March 21, 2019).

Exhibit No.		Exhibit Description
10.2		Earnout Agreement dated March 15, 2019 by and among the Company, the Founder Group and Arrow Seller (incorporated by reference to the corresponding exhibit to the Registrant's Current Report on Form 8-K, filed with the SEC on March 21, 2019).
10.3
Escrow Agreement dated March 15, 2019 by and among the Company, the Founder Group and Arrow Seller and the escrow agent named therein (incorporated by reference to the corresponding exhibit to the Registrant's Current Report on Form 8-K, filed with the SEC on March 21, 2019).
10.4
Amended and Restated Registration Rights Agreement dated March 15, 2019 by and among the Company, Arrow Seller, the Algeco Seller and the other parties named therein (incorporated by reference to the corresponding exhibit to the Registrant's Current Report on Form 8-K, filed with the SEC on March 21, 2019).
10.5
Amended and Restated Private Placement Warrant Purchase Agreement among Platinum Eagle Acquisition Corp., Platinum Eagle Acquisition LLC, Harry E. Sloan and the other parties thereto, dated as of January 16, 2018 (incorporated by reference to Exhibit 10.14 to Platinum Eagle's Current Report on Form 8-K, filed with the SEC on January 18, 2018).
10.6		Form of Indemnification Agreement (incorporated by reference to the corresponding exhibit to the Registrant's Current Report on Form 8-K, filed with the SEC on March 21, 2019).
10.7	+	Target Hospitality 2019 Incentive Award Plan (incorporated by reference to the corresponding exhibit to the Registrant's Current Report on Form 8-K, filed with the SEC on March 21, 2019).
10.8	+	Employment Agreement with James B. Archer (incorporated by reference to the corresponding exhibit to the Registrant's Current Report on Form 8-K, filed with the SEC on March 21, 2019).
10.9	+	Employment Agreement with Andrew A. Aberdale (incorporated by reference to the corresponding exhibit to the Registrant's Current Report on Form 8-K, filed with the SEC on March 21, 2019).
10.10	+	Employment Agreement with Heidi D. Lewis (incorporated by reference to the corresponding exhibit to the Registrant's Current Report on Form 8-K, filed with the SEC on March 21, 2019).
10.11	+	Employment Agreement with Troy Schrenk (incorporated by reference to the corresponding exhibit to the Registrant's Current Report on Form 8-K, filed with the SEC on March 21, 2019).
23.1	*	Consent of WithumSmith+Brown, PC.
23.2	*	Consent of Ernst & Young LLP.
23.3	*	Consent of EisnerAmper LLP.
23.4	*	Consent of Allen & Overy LLP (included in Exhibit 5.1 to the Registration Statement).
24.1	*	Powers of Attorney (included on the signature page of the Registration Statement).

*
Filed herewith.

+
Management contract or compensatory plan or arrangement

Item 17.    Undertakings.

  (a)
  The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

              (i)  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

          (6)   That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (b)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Target Hospitality Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Woodlands, Texas on April 10. 2019.

TARGET HOSPITALITY CORP.
/s/ JAMES B. ARCHER
Name:	James B. Archer
Title:	President & Chief Executive Officer

POWER OF ATTORNEY

        Each of the undersigned, whose signature appears below, hereby constitutes and appoints James B. Archer and Heidi D. Lewis, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments hereto in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Capacity in Which Signed	Date

/s/ JAMES B. ARCHER James B. Archer	President and Chief Executive Officer and Director (Principal Executive Officer)	April 10, 2019
/s/ ANDREW A. ABERDALE Andrew A. Aberdale	Chief Financial Officer (Principal Financial Officer)	April 10, 2019
/s/ JASON P. VLACICH Jason P. Vlacich	Chief Accounting Officer (Principal Accounting Officer)	April 10, 2019
/s/ STEPHEN ROBERTSON Stephen Robertson	Director	April 10, 2019
/s/ ELI BAKER Eli Baker	Director	April 10, 2019
/s/ MARTIN L. JIMMERSON Martin L. Jimmerson	Director	April 10, 2019
/s/ GARY LINDSAY Gary Lindsay	Director	April 10, 2019
/s/ JEFF SAGANSKY Jeff Sagansky	Director	April 10, 2019
/s/ ANDREW P. STUDDERT Andrew P. Studdert	Director	April 10, 2019